Exhibit 10.26

AMENDED AND RESTATED
STANDBY BRIDGE FINANCING AGREEMENT

Dated as of December 3, 2014

By and Among

GPB LIFE SCIENCE HOLDINGS LLC (CO-LENDER)

31 GROUP LLC (CO-LENDER)

and

JAGUAR ANIMAL HEALTH, INC. (BORROWER)

AMENDED AND RESTATED
STANDBY BRIDGE FINANCING AGREEMENT

THIS AMENDED AND RESTATED STANDBY BRIDGE FINANCING AGREEMENT (the “Agreement”) is made as of December 3, 2014, by and among 31 GROUP, LLC (“31 Group”) and GPB Life Science Holdings LLC (“GPB,” together with 31 Group, collectively, the “Lenders,” with each being a “Lender”), and JAGUAR ANIMAL HEALTH, INC. (together with all of the its permitted successors and/or current or future wholly-owned partially owned, direct and/or indirect Subsidiaries, collectively, the “Borrower”).

WHEREAS, Borrower and the Lenders are parties to that certain Standby Bridge Financing Agreement dated as of October 30, 2014 (the “Existing Financing Agreement”); and

WHEREAS, Borrower and the Lenders desire to amend and restate the Existing Financing Agreement in its entirety pursuant to the terms hereof.

THE PARTIES HERETO agree that the Existing Financing Agreement is hereby amended and restated in its entirety as follows:

ARTICLE 1.

DEFINITIONS

Section 1.01.                                      Defined Terms.  In addition to terms defined elsewhere in this Agreement or any Supplement or Exhibit hereto, when used herein, the following terms shall have the following meanings:

“Account Debtor” shall mean any Person who is or who may become obligated to Borrower under, with respect to, or on account of an Account Receivable or other Collateral.

“Accounts Receivable” shall mean any and all accounts (as such term is defined in the UCC) of Borrower and each and every right of Borrower to (i) the payment of money or (ii) the receipt or disbursement of products, goods, services or other valuable consideration, whether such right now exists or hereafter arises, whether such right arises out of a sale, lease or other disposition of Inventory, or out of a rendering of services, or out of a policy of insurance issued or to be issued, or from a secondary obligation or arising out of the use of a credit or charge card or information contained on or for use with such card, incurred or to be incurred, or any other transaction or event, whether such right is created, generated or earned by Borrower or by some other Person who subsequently transfers its interest to Borrower, whether such right is or is not already earned by performance, and howsoever such right may be evidenced, together with all other rights and interests (including all liens and security interests) which Borrower may at any time have by law or agreement against any Account Debtor or other Person obligated to make any such payment or against any property of such Account Debtor or other Person.

“Affiliate” shall mean any Person which, directly or indirectly, owns or controls, on an aggregate basis, at least a five percent (5%) interest in any other Person, or which is controlled by or is under common control with any other Person.

“Business Day” shall mean any day other than a Saturday or Sunday or any other day on which the Federal Reserve Bank of New York is not open for business.

“Closing Date” shall mean the date that the Notes are purchased form the Borrower by the Lenders pursuant to this Agreement.

“Collateral” shall mean all of the assets of Borrower, howsoever arising, wherever located and whether now owned or existing or hereafter existing or acquired, including, but not limited to, the following:

(i)                                     all Equipment;

(ii)                                  all Accounts Receivable;

(iii)                               all Inventory;

(iv)                              any and all monies, reserves, deposits, deposit accounts, securities, cash, cash equivalents, balances, credits, and interest and dividends on any of the foregoing;

(v)                                 all chattel paper, whether tangible or electronic chattel paper, contract rights, letter of credit rights, documents and instruments and all supporting obligations of any of the foregoing;

(vi)                              all General Intangibles;

(vii)                           all investment property;

(viii)                        all furniture and fixtures;

(ix)                              all goods and all documents of title and receipts, whether negotiable or non-negotiable, including all goods covered by such documents;

(x)                                 all commercial tort claims;

(xi)                              all books, records and computer records in any way relating to the above property;

(xii)                           any and all substitutions, renewals, improvements, replacements, additions and proceeds of (i) through (xi) above; and

(xiii)                        all of the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance or commercial tort claims covering or relating to any or all of the foregoing, and any and all Accounts Receivable, books and records, chattel paper, deposit accounts, Equipment, General Intangibles, Inventory, investment property, negotiable collateral, supporting obligations, money, or other tangible or intangible property resulting from the sale, lease, license, exchange, collection, or other disposition of any of the foregoing, the proceeds of any award in condemnation with respect to any of the foregoing, any rebates or refunds, whether for taxes or otherwise, and all proceeds of any such proceeds, or any portion thereof or interest therein, and the proceeds thereof, and all proceeds of any loss of, damage to, or destruction of the above, whether insured or not insured, and, to the extent not otherwise included, any indemnity, warranty, or guaranty payable by reason of loss or damage to, or otherwise with respect to any of the foregoing (the “Proceeds”).  Without limiting the generality of the foregoing, the term “Proceeds” includes whatever is receivable or received when investment property or proceeds are sold, exchanged, collected, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes proceeds of any indemnity or guaranty payable to Borrower or the Lenders from time to time with respect to any of the investment property.

Notwithstanding the foregoing, in no event does the term Collateral include any Excluded Asset and no security interest is granted hereunder in any such Excluded Asset.

“Collateral Locations” shall mean the locations set forth on Schedule 1.01-A.

“Common Stock” shall mean shares of common stock, par value $0.0001 per share, of the Borrower.

“Documents” shall mean this Agreement, the Notes, the Warrants, the Blocked Account Agreement (if required by the terms hereof), the Patent Security Agreement between the parties hereto dated as of the date hereof (the “Patent Security Agreement”) and all attachments, amendments, supplements, scheduled, exhibits and other items related to any such documents, and all other documents and/or items perfecting all security interests of the Lender stated herein and/or in the other Documents including, but not limited to, all U.C.C. Financing Statements and other documents filed with the United States Patent and Trademark Office and/or any other governmental agency and any other instruments or documents required or contemplated hereunder and/or by the other Documents, whether now existing or at any time hereafter arising.

“Environmental Laws” shall mean any and all laws, rules, orders, regulations, statutes, ordinances, guidelines, codes, decrees, or other legally enforceable requirements (including, without limitation, common law) of any international authority, foreign government, the United States, or any state, local, municipal or other governmental authority, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health, or employee health and safety, as has been, is now, or may at any time hereafter be, in effect.

“Equipment” shall mean all machinery and equipment owned by Borrower, wherever located, whether now owned or hereafter existing or acquired by Borrower, any embedded software thereon, any additions thereon, accessions thereto or replacements of parts thereof.

“Excluded Assets” shall mean (a) any lease, license, General Intangible, contract or agreement to which the Borrower is a party, and any of its rights or interest thereunder, if and to the extent that the granting of a security interest is prohibited or restricted by or in violation of, or requires the consent of any Person that has not been obtained under (i) any law, rule or regulation applicable to the Borrower or such license, lease, General Intangible, contract or agreement, or (ii) a term, provision or condition of any such lease, license, contract or agreement; (b) any property, lease, license, General Intangible, contract or agreement subject to

Permitted Liens securing purchase money Indebtedness to the extent that a grant or perfection of a lien in favor of the Lenders on any such property is prohibited by or results in a breach or termination of, or constitutes a default under, the documentation governing such liens or the obligations secured by such liens to the extent enforceable under Section 9-406 of the UCC; (c) any Excluded Deposit Account (except for any proceeds of Accounts Receivable that should have been deposited in the Blocked Account); and (d) the Napo License Agreements and any other property of the Borrower which is subject to any Napo License Agreement and is expressly listed on Schedule 1.01-B; provided, however, that notwithstanding anything to the contrary provided herein or elsewhere no licenses, revenues, proceeds, receivables, accounts and/or Accounts Receivable of the Borrower resulting directly and/or indirectly from the Napo License Agreement shall be considered Excluded Assets and none of the Patents and/or other collateral set forth in the Patent Security Agreement shall be considered Excluded Assets including, but not limited to the Patents listed on Schedule 1.01-E.

“Excluded Deposit Account” means all Deposit Accounts used solely for the following purposes:  (a) payroll, (b) benefits, (c) tax deposits and withholding obligations relating to payroll and employee benefit plans, and (d) provided such accounts do not in the aggregate hold more than $25,000, petty cash accounts.

“Existing Warrants” shall mean the five (5) year common stock purchase warrants of the Borrower issued to the Lenders on the Original Execution Date to purchase in the aggregate such number of shares of Common Stock equal to $2,000,000 divided by the per share exercise price set forth in the Existing Warrants.

“Event of Default” shall have the meaning set forth in Section 7 hereof.

“GAAP” shall mean generally accepted accounting principles in the United States of America as in effect from time to time.

“General Intangibles” shall mean all general intangibles (as such term is defined in the UCC) owned by Borrower, including, but not limited to payment intangibles, goodwill, software, trademarks, trade names, licenses, patents, patent applications, copyrights, inventions, franchises, books and records of Borrower, designs, trade secrets, registrations, prepaid expenses, all rights to and payments of refunds, overpayments, rebates and return of monies, including, but not limited to, sales tax refunds, tax refunds, tax refund claims and rights to and payments of refunds, overpayments or overfundings under any pension, retirement or profit sharing plans and any guarantee, security interests or other security held by or granted to Borrower to secure payment by an Account Debtor of any of the Accounts Receivable.

“Indebtedness” shall mean, with respect to any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services, (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all capital lease obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under acceptance, letter of credit, surety bond or similar facilities, (g) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any capital stock of such Person, (h) all obligations for any earn-out consideration, (i) the liquidation value of mandatorily redeemable preferred capital stock of such Person, (j) all guarantee obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (i) above, (k) all obligations of the kind referred to in clauses (a) through (j) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any lien on property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation and (l)  all obligations of such Person in respect of hedge agreements, provided that, the obligations of Borrower pursuant to the Napo License Agreement shall be deemed to not be Indebtedness.  Notwithstanding anything to the contrary, in no event will “Indebtedness” include any obligations of the Borrower with respect to any of its common stock, preferred stock or other equity interests.  The Indebtedness of any Person shall include, without duplication, the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

“Inventory” shall mean any and all goods, finished goods, whole goods, materials, raw materials, work-in-progress, components or supplies, wheresoever located and whether now owned or hereinafter acquired and owned by Borrower, including, without limitation, goods, finished goods, whole goods, materials, raw materials, work-in-process, components or supplies in transit, wheresoever located, whether now owned or hereafter acquired by Borrower, which are held for demonstration, illustration, sale or lease, furnished under any contract of service or held as raw materials, work-in-process for manufacturing or processing or supplies for manufacturing or processing, and all materials used or consumed in the business of Borrower, and shall include such other property, the sale or disposition of which has given rise to an Accounts Receivable and which has been returned to or repossessed or stopped in transit by or on behalf of Borrower.  Notwithstanding anything to the contrary provided herein, for purposes of this Agreement, Inventory shall include Croton Lechleri latex and SB-300 owned by the Borrower, which inventory is located at Corovan, 901 16th Street, San Francisco, California 94017 and Indena S.p.A., Viale Ortles 12, 20139 Milano, Italia.

“IPO” means the closing of the sale of shares of Common Stock to the public in accordance with the Securities Act of 1933, which shares of Common Stock are registered for sale pursuant to a Registration Statement on Form S-1 or other applicable form.

“Liabilities” shall mean all liabilities, indebtedness and obligations of Borrower to the Lenders, howsoever created, arising or evidenced, whether now existing or hereafter arising, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, primary or secondary, joint or several, whether existing or arising through discount, overdraft, purchase, direct loan, participation, operation of law, or otherwise, all liabilities, indebtedness and obligations of Borrower to the Lenders pursuant to any letter of credit, any standby letter of credit, or any of the Documents and reasonable outside attorneys’ and paralegals’ fees or charges relating to the preparation of the Documents and the enforcement of Lenders’ rights, remedies, powers and security interests under this Agreement and the other

Documents, including, but not limited to, the drafting of any documents in the preparation and enforcement of the Loan and the Notes, excluding in all cases, all liabilities and obligations of Borrower under the Warrants.

“Loan” shall mean the $1,000,000 aggregate principal amount of the Notes purchased by the Lenders from the Borrower pursuant hereto.

“Loan Maturity Date” shall mean the earliest of (i) the date that is one hundred and eighty (180) days from the Closing Date, (ii) the consummation of a Major Transaction and (iii) the date that all Liabilities are accelerated in accordance with the terms hereof.

“Major Transaction” shall mean any of the following (i) the consolidation, merger or other business combination of Borrower with or into another Person (other than pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of Borrower), (ii) the sale of all or substantially all of the Borrower’s operating assets, (iii) the sale of 35% or more of the voting stock of the Borrower, (iii) [Reserved]; (iv) an IPO, (v) a Qualified Private Placement; (vi) if the Common Stock becomes eligible for quotation or is listed for trading on any trading medium; and/or (vii) if the Borrower either voluntarily files or is required by law to file periodic reports with the Securities and Exchange Commission (the “SEC”).

“Material Adverse Effect” shall mean a material adverse effect on (a) the business, assets, property, operations, or condition (financial or otherwise) of Borrower, (b) the validity or enforceability of this Agreement or any of the other Documents or (c) the rights or remedies of the Lenders hereunder or thereunder.

“Napo License Agreements” shall mean each of the licensing agreements between the Borrower and NAPO Pharmaceuticals, Inc. set forth on Schedule 1.01-B hereto.

“Notes” shall mean the senior secured notes in the aggregate principal amount of $1,000,000 evidencing the Loan, each dated the Closing Date, which the Lenders will, subject to the terms and conditions of this Agreement, purchase for the $900,000 aggregate Purchase Price pursuant to this Agreement, which form of Notes are annexed hereto as Exhibit I; provided, however, that notwithstanding anything to the contrary provided herein or elsewhere, the Borrower shall have the right to amend the form of Notes following the date of this Agreement so that upon any sale of the Notes to the Lenders the Notes shall reflect such terms and conditions set forth herein to the extent the Lenders desire any such provisions included in the Notes in their sole discretion.

“OFAC” shall mean the United States Department of the Treasury’s Office of Foreign Assets Control.

“OFAC Regulations” shall mean the regulations promulgated by OFAC, as amended from time to time.

“Original Execution Date” shall mean October 30, 2014.

“Patent(s)” means all patents and patent applications set forth on Schedule 1.01-E hereto, all licenses relating directly and/or indirectly to any of the foregoing and all income and royalties with respect to any licenses, all rights to sue for past, present or future infringement thereof, all rights arising therefrom and pertaining thereto and all reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof and all commercial tort claims arising out of any of the aforementioned patents;.

“Permitted Indebtedness” shall mean (i) the Loan; (ii) current accounts payable arising in the ordinary course of business and not more than ninety (90) days past their respective dates due; (iii) capital leases and purchase money indebtedness incurred in the ordinary course of business; (iv) no more than $100,000 of Subordinated Debt and (v) the Indebtedness set forth on Schedule 1.01-C, which shall not be increased, reborrowed, extended and/or otherwise amended, changed or supplemented and all such Indebtedness shall be unsecured.

“Permitted Liens” means any and all of the following: (i) liens in favor of any Lender; (ii) liens which are set forth on Schedule 1.01-D, all of which shall be expressly subordinate to all liens and security interests securing all Liabilities of the Borrower under this Agreement and the other Documents (other than the Warrants) to the Lenders; (iii) liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings; provided, that Borrower maintains adequate reserves therefor in accordance with GAAP; (iv) liens securing claims or demands of materialmen, artisans, mechanics, carriers, warehousemen, landlords and other like Persons arising in the ordinary course of Borrower’s business and imposed without action of such parties; provided, that the payment thereof is not yet required; (v) liens arising from judgments, decrees or attachments in circumstances which do not constitute an Event of Default hereunder; (vi) the following deposits, to the extent made in the ordinary course of business:  deposits under worker’s compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations (other than liens arising under ERISA or environmental liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds; (vii) liens on Equipment or software or other intellectual property constituting purchase money Liens and liens in connection with capital leases securing Indebtedness permitted hereunder; (viii) liens incurred in connection with no more than $100,000 aggregate principal amount of Subordinated Indebtedness; provided, however, that no lien on any Subordinated Indebtedness shall be considered a Permitted Lien unless such Subordinated Indebtedness is subject to subordination terms reasonably satisfactory to the Lenders (including, without limitation, expressly stating that payment of such indebtedness is subordinated to payment of the Liabilities); (ix) leasehold interests in leases or subleases and licenses granted in the ordinary course of business and not interfering in any material respect with the business of the licensor; (x) liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties that are promptly paid on or before the date they become due; (xi) liens on insurance proceeds securing the payment of financed insurance premiums that are promptly paid on or before the date they become due (provided that such Liens extend only to such insurance proceeds and not to any other property or assets); (xii) statutory and common law rights of set-off and other similar rights as to deposits of cash and securities in favor of banks, other depository institutions and brokerage firms; (xiii) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business so long as they do not materially impair the value or marketability of the related property; and (xiv) liens incurred in connection with the extension, renewal or refinancing of the Permitted Indebtedness secured by liens of the type described in clauses (i) through (xi) above; provided, that any extension, renewal or replacement lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Permitted Indebtedness being extended, renewed or refinanced (as may have been reduced by any payment thereon) does not increase.

“Person” shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party or government (whether national, federal, state, county, city, municipal or otherwise including, without limitation, any instrumentality, division, agency, body or department thereof).

“Pro-Rata Percentage” means the percentage of the $900,000 Purchase Price paid by the particular Lender for the $1,000,000 aggregate principal amount of Notes.  The dollar amount of the Purchase Price paid by each Lender, the aggregate principal amount of each Note purchased by each Lender and the percentage of the Purchase Price paid by each Lender will be as set forth on Exhibit II hereto.

“Purchase Price” means the $900,000 aggregate purchase price to be paid by the Lenders to purchase the $1,000,000 aggregate principal amount of Notes.

“Qualified Private Placement” means the sale by the Borrower of its securities after the Closing Date (and excluding any non-debt convertible securities outstanding prior to the Closing Date and thereafter exercised or converted after the Closing Date) in one offering or a series of related offerings exempt from the registration requirements of the federal securities laws resulting in the receipt by the Borrower of no less than $4,000,000 of gross proceeds, which also shall include all gross loan proceeds other than the proceeds of the Loan and the proceeds of Permitted Indebtedness.

“Solvent” shall mean, with respect to any Person, as of any date of determination, (a) the amount of the “present fair saleable value” of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise”, as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature.  For purposes of this definition, (i) “debt” means liability on a “claim”, and (ii) “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

“Subordinated Debt” shall mean Indebtedness due and owing by Borrower to any Person (whether such Indebtedness shall be now existing or hereinafter arising) which is permitted to exist pursuant to this Agreement and is expressly subordinated to the Liabilities pursuant to a Subordination Agreement in form and substance satisfactory to Lenders.

“Subordination Agreement” shall mean each agreement given to the Lenders from time to time by any Person with respect to the Subordinated Debt, all in the form and substance reasonably satisfactory to the Lenders.

“Subsidiary” shall mean, with respect to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, priority, or remedies with respect to the Lenders’ liens on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies.

“Warrants” shall mean the five (5) year common stock purchase warrants of the Borrower to be issued to the Lenders on the Closing Date to purchase in the aggregate such number of shares of Common Stock equal to $1,000,000 divided by the per share exercise price set forth in the Warrants (each a “Warrant Share,” and, collectively, the “Aggregate Warrant Shares”).  The Warrants shall be in the form annexed hereto as Exhibit III, which Warrants shall be issued to each Lender on the Closing Date.  The Warrant issued to each Lender, shall entitle each Lender to exercise such Warrant into such number of shares of Common Stock equal to the product of (i) the Aggregate Warrant Shares, multiplied by (ii) such Lender’s Pro-Rata Percentage of the Loan.

Section 1.02.                                      Other Definitional Provisions.

(a)                                 Use of Defined Terms.  Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Documents or any certificate or other document made or delivered pursuant hereto or thereto.

(b)                                 Accounting Terms.  As used herein and in the other Documents, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to Borrower not defined in Section 1.01 and accounting terms partly defined in Section 1.01, to the extent not defined, shall have the respective meanings given to them under GAAP (provided that all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts referred to herein shall be made without giving effect to (i) any election under Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards 159) (or any other Accounting Standards

Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of Borrower at “fair value”, as defined therein, and (ii) any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof).

(c)                                  Construction.  The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.  The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(d)                                 UCC Terms.  Terms used in this Agreement which are defined in the UCC shall, unless the context indicates otherwise or are otherwise defined in this Agreement, have the meanings provided for by the UCC.

ARTICLE 2.
LOAN

Section 2.1.                                             Conditions to the Loan; Use of Net Proceeds of the Loan.  Subject to the terms and conditions of this Agreement, the Lenders will on December 2, 2014 effectuate the Loan by purchasing the $1,000,000 aggregate principal amount of Notes for the $900,000 Purchase Price, provided that (i) no Event of Default or event that with the passage of time or the giving of notice, or both, would become an Event of Default shall have occurred and be continuing or would result therefrom; and (ii) the conditions in Section 6.01 have been satisfied as of such date.  The net proceeds of the Loan shall be used by Borrower solely for general corporate purposes.

Section 2.2.                                             Notes and Warrants.  The Loan shall be evidenced by the $1,000,000 aggregate principal amount Notes, each of which shall be issued to the Lenders as a condition to the closing on the Closing Date of the transaction contemplated to occur herein and in the other Documents on the Closing Date. The Warrants will be issued to the Lenders on the Closing Date.

Section 2.3.                                             Purchase Price and Payment of the Purchase Price for the Notes.  The Purchase Price for the $1,000,000 aggregate principal amount of Notes shall be $900,000 in the aggregate, representing an original issue discount. Subject to the terms and conditions of this Agreement, on December 3, 2014 the Lenders shall pay their Pro Rata Percentage of the Purchase Price for the Notes by wire transfer of immediately available funds to the Borrower in accordance with the Borrower’s written wiring instructions, against delivery of duly executed $1,000,000 aggregate principal amount of Notes.  The failure of any Lender to fund its Pro Rata Percentage of Purchase Price for the Notes shall not relieve any other Lender from its obligation to fund its Pro Rata Percentage of Purchase Price for the Notes. In the event a Lender does not fund all or a portion of its Pro Rata Percentage of the Purchase Price (the “Non-Funding Lender”), the other Lender shall have the right, but not the obligation, to fund all or such portion of the Non-Funding Lender’s Pro Rata Percentage of the Loan that such Non-Funding Lender did not fund, and upon funding such amount, the Warrant issued (or the right to the Warrant if not issued) to such Non-Funding Lender will be deemed automatically cancelled and the Borrower shall cancel such Warrant and all rights thereto on its books and records, and issue to the funding Lender within five (5) Business Days the Non-Funding Lender’s Warrant and such Non-Funding Lender will have no further rights under such Warrant.

Section 2.4.                                             Interest Payment Amounts, Etc.  In the event the Notes are purchased by the Lenders pursuant to this Agreement, upon the Loan Maturity Date, the Borrower shall pay to each Lender, in addition to such Lender’s Pro Rata Percentage of the $1,000,000 aggregate principal amount of the Notes and all other amounts due hereunder and under the other Documents (other than the Warrants), an amount equal to the product of (i) such Lender’s Pro Rata Percentage, multiplied by (ii) the Interest Payment Amount set forth in the below chart opposite the period during which the Loan Maturity Date occurs (each a “Lender’s Interest Payment Amount”).

	Period During which the Loan Maturity Date Occurs	Percentage Interest Rate (the “Percentage Interest Rate”)	Interest Payment Amount (the “Interest Payment Amount”)
1.	Commencing on the Closing Date thru and including the date 30 Days following the Closing Date	6%	$60,000
2.	Commencing on the date 31 days following the Closing Date to 180 days following the Closing Date	12%	$120,000

Each Lender’s Interest Payment Amount shall be paid in cash by the wire transfer of immediately available funds to such Lender on the Loan Maturity Date pursuant to wire instructions provided by each Lender to the Borrower.

Section 2.5.                                             Retroactive Increase in Interest Payment Amount.  In the event any payment required to be paid to a Lender pursuant to this Agreement and/or any other Documents (other than the Warrants) is not paid when due, the Interest Payment Amount shall be increased by retroactively increasing the Percentage Interest Rate by one (1%) percent and thereafter the increased Percentage Interest Rate shall be further increased by one (1%) percent retroactively for each subsequent 30 day period (or partial period), during which any amounts due to one or more of the Lenders are not paid until all amounts due to the Lenders are paid in full.

Section 2.6.                                             Payment and Prepayment of Loan.

(a)                                 Optional Prepayments.  Prior to the Loan Maturity Date, Borrower may prepay all (but not less than all) of the $1,000,000 aggregate principal amount of the Notes (an “Optional Prepayment”), in an amount (the “Optional Prepayment Amount”), as follows:

Period During which Optional Prepayment Occurs	Aggregate Optional Prepayment Amount to be Paid
Closing Date until the date 30 Days following the Closing Date

The sum of the (i) $1,000,000 aggregate principal amount of Notes; (ii) Interest Payment Amount and (iii) all other amounts due to Lenders under this Agreement and the other Documents (other than the Warrants) (collectively the “Base Amount”)

Day 31 from the Closing Date until the date 60 days following the Closing Date	110% multiplied by the Base Amount
Day 61 from the Closing Date until the date 90 days following the Closing Date	112% multiplied by the Base Amount
Day 91 from the Closing Date until the date 120 days following the Closing Date	114% multiplied by the Base Amount
Day 121 from the Closing Date until the date 150 days following the Closing Date	116% multiplied by the Base Amount
Day 151 from the Closing Date until the date 180 days following the Closing Date	118% multiplied by the Base Amount

The dollar amount of the Optional Prepayment Amount to be paid to each Lender shall equal the product of (i) such Lender’s Pro Rata Percentage, multiplied by (ii) the Optional Prepayment Amount. If the Borrower elects to effectuate an Optional Prepayment, it shall send to each Lender a written notice (the “Prepayment Notice”), providing the exact date the Optional Prepayment Amount shall be paid (which in no event shall be later than five (5) Business Days from the date the Prepayment Notice is sent by the Borrower to each of the Lenders as provided elsewhere herein (the “Prepayment Date”)), and a break-down of the Optional Prepayment Amount to be paid to each Lender.  Each Lender’s pro rata portion of the Optional Prepayment Amount shall be paid to such Lender in cash by the Borrower wiring to each such Lender in immediately available funds each Lender’s pro rata portion of the Optional Prepayment Amount pursuant to wire instructions provided by each Lender to the Borrower.  If the $1,000,000 aggregate principal amount of Notes are repaid by the Borrower to the Lenders none of the aggregate principal amount of the Notes may be reborrowed.

(b)                                 Payments on the Loan Maturity Date.  If the Notes have been purchased by the Lenders hereunder, then on the Loan Maturity Date, the Borrower shall pay to each Lender the product of (i) such Lender’s Pro Rata Percentage, multiplied by (ii) 118% multiplied by the Loan Maturity Date Payment Amount. The “Loan Maturity Date Payment Amount” shall equal the sum of the $1,000,000 aggregate principal amount of Notes, the Interest Payment Amount and all other unpaid amounts owed to the Lenders under this Agreement and the other Documents (other than the Warrants).  The Borrower shall pay to each Lender such Lender’s Loan Maturity Date Payment Amount in cash by the Borrower wiring to the Lenders in immediately available funds such Lender’s Loan Maturity Date Payment Amount pursuant to wiring instructions provided by each Lender to the Borrower.

Section 2.7.                                             [Reserved].

Section 2.8.                                             Brokerage Fee.  The Borrower paid to Aegis Capital Corp (“Aegis”), a non-refundable fee of $54,000 on the Original Execution Date.  All fees to Aegis have been paid in full and no other fees are owed by Borrower to Aegis.

Section 2.9.                                             Lenders Cost and Expenses.  All reasonable and documented costs and expenses related to the negotiation, preparation, and other items regarding the Documents, including, but not limited to legal fees payable to the Lenders’ legal counsel subject to the limitations set forth in Section 9.4 (plus any documented out-of-pocket expenses, including, but not limited to, filing fees and expenses relating to securing the Collateral), shall be paid to the Lenders upon execution of this Agreement by the Borrower, regardless of whether the Lenders purchase the Notes.

Section 2.10.                                      Existing Warrants.  Upon execution of this Agreement the Existing Warrants shall be deemed cancelled and of no further force and effect and the Lenders will promptly (but in no event later than the first Business Day following the Closing Date), return to the Borrower the originals thereof for cancellation.

ARTICLE 3.
COLLATERAL

Section 3.01.                                      Security Interests.  To secure payment of the Liabilities, Borrower as a condition to and effective solely upon the sale of the Notes to the Lenders, hereby irrevocably pledges, assigns, transfers, conveys and sets over to the Lenders and hereby grants to the Lenders a first priority security interest in and to the Collateral, howsoever arising, wherever located and whether now owned or existing or hereafter existing or acquired.

Section 3.02.                                      Perfection Authorization and Filing Requirements.  As a condition to and solely upon and following the sale of the Notes to the Lenders, Borrower shall perform any and all acts requested by the Lenders to establish, maintain and continue the Lenders’ security interest and liens in the Collateral, including but not limited to, executing or authenticating financing statements and such other instruments and documents when and as reasonably requested by the Lenders.  Borrower hereby authorizes Lenders through any of the Lenders’ employees, agents or attorneys, such authorization effective solely upon the sale of the Notes to the Lenders, to file any and all financing statements and/or similar documents and/or instruments, including, without limitation, any continuations, transfers and/or amendments thereof required to perfect the Lenders’ security interest and liens in the Collateral under the UCC and/or otherwise without authentication or execution by Borrower.

Section 3.03.                                      Collection of Accounts Receivable.

(a)                                 Blocked Account.  In the event the Notes are outstanding on the date 90 days following the Closing Date (the “Trigger Date”), Borrower shall (i) promptly (but in no event later than three (3) Business Days following the Trigger Date), instruct its customers (and all future customers upon such customers becoming customers of the Borrower), to deliver all remittances upon Accounts Receivables (whether paid by check or by wire transfer of funds) to a “blocked account” (the “Blocked Account”), established at a bank (the “Blocked Account Bank”), and (ii) have established the Block Account pursuant to a blocked account agreement by and among, the Blocked Account Bank, the Borrower, the Lenders and any other party the Lenders shall so reasonably request (the “Blocked Account Agreement”), which Blocked Account Agreement shall be in such form and have such terms as the Lenders shall so reasonably agree, that is sufficient to give Lenders (or one Lender acting as agent for all Lenders) “control” (for purposes of Articles 8 and 9 of the UCC) over such Blocked Account.  All funds deposited in such Blocked Account shall immediately become subject to the security interest of Lenders (and Borrower shall use its commercially reasonable efforts to obtain the agreement by such Blocked Account Bank to waive any offset rights against the funds to deposited), but until the occurrence and continuation of an Event of Default shall be available to Borrower.  Borrower shall have no obligation to take any action to create or perfect a security interest in any deposit account of Borrower until the Trigger Date.

(b)                                 Contact by the Lenders.  The Lenders acting jointly, unless one Lender authorizes the other Lender to act for such Lender, at any time after the occurrence and continuation of an Event of Default, may, in its sole discretion, notify any or all of the Account Debtors that (1) the Accounts Receivable have been assigned to the Lenders; and/or (2) that all further payments on the Accounts Receivable should be paid directly to one of the Lenders acting as agent for all Lenders (the “Collecting Agent”), which Lender shall be selected by the Lenders.  When requested by the Lenders after the occurrence of an Event of Default, Borrower at its expense will notify or cause to be notified any or all Account Debtors to pay directly to such Collecting Agent any sum or sums then due or to become due on the Accounts Receivable or any part thereof and all bills and statements thereafter sent by Borrower to such Account Debtors shall state that the same have been assigned to the Lenders and are payable solely to the Collecting Agent on behalf of the Lenders.

(c)                                  Rights of Lenders after Event of Default.  In the event an Account Debtor is notified under Section 3.01(b) that one or more Events of Default have occurred under the terms of this Agreement and/or the Notes, the Lenders shall have and succeed to all rights, remedies, securities and liens of Borrower in respect to such Accounts Receivable or other Collateral, including, but not limited to, the right of stoppage in transit of any merchandise, guarantees or other contracts or suretyship with respect to any such merchandise, warranties, unpaid seller’s liens, statutory liens, artisans’ liens, or the right to other collateral security held by or to which Borrower is entitled for the payment of any such merchandise, and shall have the right to enforce the same in its name or to direct the enforcement thereof by Borrower for the benefit of the Lender, and Borrower shall, at the request of the Lenders, deliver to the Lenders a separate written assignment of any of the same.  The Lenders, however, shall not incur any obligation or liability of Borrower to any Account Debtor, including, but not limited to, obligations or liabilities pursuant to any contract, agreement, warranty, guarantee, judicial decree or jury award.  The Lenders, in such an event, are also hereby irrevocably authorized, so long as they act jointly (unless one Lender authorizes the other Lender to act on its behalf), to receive, open and dispose of all mail addressed to Borrower, to notify the Post Office authorities to change the address for delivery of Borrower’s mail to an address designated by the Lenders, to endorse Borrower’s name on all notes, checks, drafts, bills of exchange, money orders, commercial paper of any kind whatsoever, and any other instruments or documents received howsoever in payment of the Accounts Receivable, or any part thereof, and the Lenders or any officer or employee thereof are hereby irrevocably constituted and appointed agent and attorney-in-fact for Borrower for the foregoing purpose.

(d)                                 Compromise of Accounts Receivable.  Borrower shall not collect, compromise or accept any sum in full payment or satisfaction of any of the Accounts Receivable for materially less than the amount due without the express written consent of the Lenders, except in the ordinary course of business.

(e)                                  Verification of Accounts Receivable.  The Lenders, acting jointly (unless one Lender authorizes the other Lender to act on its behalf), may directly contact the Account Debtors for written confirmations of the Accounts Receivable at any time whether before or after the occurrence of an Event of Default.

Section 3.04.                                      Use of Collateral.  Borrower shall at all times keep the Collateral (including, but not limited to, the Inventory), in good condition and repair (ordinary wear and tear and casualty excepted) and free and clear of all unpaid charges (including, but not limited to, taxes), liens and encumbrances except for Permitted Liens, and shall pay or cause to be paid all material obligations as they come due, including but not limited to, mortgage payments, real estate taxes, assessments and rent due on the premises where the Collateral is or may be located, except for obligations being contested in good faith by Borrower and for which adequate reserves in conformity with GAAP have been established.  Borrower agrees that (except as provided in the immediately preceding sentence) in the event Borrower fails to pay such obligations, the Lenders, acting jointly (unless one Lender authorizes the other Lender to act on its behalf), may, at their sole and arbitrary discretion, pay such obligations for the account of Borrower. The Lenders, acting jointly, may, in their sole discretion, discharge taxes, liens or security interests or other encumbrances at any time levied or placed on the Collateral and may, in its sole and arbitrary discretion, pay for the maintenance and preservation of the Collateral.  Any payments made by the Lenders pursuant to this Section 3.04 shall be repayable to the Lenders by Borrower immediately upon the Lenders’ demand therefor, with interest at a rate equal to the highest interest rate described herein from time to time during the period from and including the date funds are so expended by the Lenders to the date of repayment, and any such amounts due and owing the Lenders shall be an additional obligation of Borrower to the Lenders secured hereunder.

Section 3.05.                                      Third Party Waivers.  At the Lenders’ request, Borrower shall use commercially reasonable efforts to deliver to the Lenders, the Borrower’s landlord waivers, bailee waivers, warehouse waivers or other third party waivers required by Lenders

(individually, a “Third Party Waiver”) executed by the lessors, mortgagors, bailors, warehouse owners and/or operators and consignors of or at the Collateral Locations used by Borrower, all in form and substance reasonably satisfactory to the Lenders.  The forms of the Third Party Waivers delivered by Borrower to Lender as of the Closing Date are satisfactory to the Lenders.

Section 3.06.                                      Delivery of Instruments and Chattel Paper.  If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any instrument, certificated security  or chattel paper, such instrument, certificated security or chattel paper shall be immediately delivered to the Lenders, duly indorsed in a manner satisfactory to the Lenders, to be held as Collateral pursuant to this Agreement; provided that Borrower shall not be obligated to deliver to the Lenders any instruments or chattel paper held by Borrower at any time to the extent that the aggregate face amount of all such instruments and chattel paper held by Borrower at such time does not exceed $100,000.

Section 3.07.                                      Payment of Obligations.  Borrower shall pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of Borrower and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein.

Section 3.08.                                      [Reserved.]

Section 3.09.                                      Commercial Tort Claims.  If Borrower shall at any time commence a suit, action or proceeding with respect to any commercial tort claim held by it with a value which Borrower reasonably believes to be of $100,000 or more, Borrower shall promptly notify the Lenders thereof in a writing signed by Borrower and describing the details thereof and shall grant to the Lenders in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Lenders.

ARTICLE 4.
REPRESENTATIONS AND WARRANTIES

Section 4.01.                                      Representation and Warranties.  Borrower represents and warrants to each Lender that, as of the Closing Date:

(a)                                 Organization, Etc.  Borrower is duly organized, validly existing and in good standing under the laws of the state of its organization and is duly qualified and in good standing or has applied for qualification as a foreign corporation authorized to do business in each jurisdiction where, because of the nature of its activities or properties, such qualification is required except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect.

(b)                                 Authorization: No Conflict.  The execution, delivery and performance of the Documents to which Borrower is a party, the borrowing hereunder and the use of the proceeds thereof (i) are within Borrower’s corporate powers, (ii) have been duly authorized by all necessary action by or on behalf of Borrower, (iii) have, or by the time of their execution and delivery shall have, received all necessary governmental or regulatory approval (if any shall be required), (iv) do not and shall not contravene or conflict with any provision of, or require any consents under (1) any law, rule, regulation or ordinance, (2) Borrower’s organizational documents; or (3) any agreement binding upon Borrower or any of Borrower’s properties except as would not reasonably be expected to have a Material Adverse Effect, and (v) do not result in, or require, the creation or imposition of any lien on any of Borrower’s properties or revenues pursuant to any law, rule, regulation or ordinance or any such agreement (other than the liens created by the Documents).

(c)                                  Validity and Binding Nature.  The Documents to which Borrower is a party are the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization and other similar laws of general application affecting the rights and remedies of creditors and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(d)                                 Title to Assets.  Borrower has good and marketable title to all assets owned by Borrower, including, but not limited to, the Collateral (including but not limited to the Inventory), subject to no (i) liens, encumbrances, security interests, or mortgages, except for Permitted Liens; (ii) zoning, building, fire, health or environmental code violations of any governmental authority; and (iii) violations of any covenants, conditions or restrictions of record.  Borrower has obtained all required permits, certificates, licenses, approvals and other authorizations from governmental agencies and entities (whether federal, state or local) necessary to carry on its respective operations.

(e)                                  Financial Statements.  The financial statements of Borrower included in Amendment No. 4 to Borrower’s S-1 Registration Statement have been prepared on a basis and in conformity with GAAP (subject, in the case of interim financial statements, to year-end adjustments and the absence of footnote disclosures) consistently applied, and fairly present in all material respects the consolidated financial condition of Borrower as at the dates of such financial statements and the results of operations of Borrower for the periods then ended, and since the date thereof through and including the Closing Date there has been no material adverse change in the financial condition or operations of Borrower.

(f)                                   Litigation and Contingent Liabilities.  No litigation or arbitration, administrative or governmental proceedings are pending or threatened against Borrower which could reasonably be expect to have a Material Adverse Effect.

(g)                                  No Violations of Laws.  Borrower is not in material violation of any law, ordinance, rule, regulation, judgment, decree or order of any federal, state or local governmental body or court.

(h)                                 Burdensome Obligations.  Except as set forth on Schedule 4.01(h), Borrower is not a party to any indenture, agreement, lease, contract, deed or other instrument, or subject to any partnership restrictions or has any knowledge of anything which could have a Material Adverse Effect.

(i)                                     Taxes.  All federal, and material state and local tax returns required to be filed by Borrower have been filed with the appropriate governmental agencies and all taxes due and payable by Borrower have been timely paid.

(j)                                    Employee Benefit Plans.  Borrower has no Plan.  The term “Plan” shall mean an “employee pension benefit plan” (as defined in Section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by Borrower or by any member of the Controlled Group.  Each employee benefit plan, if any, (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended from time to time) maintained by Borrower complies in all material respects with all applicable requirements of law and regulations and all payments and contributions required to be made with respect to such plans have been timely made.

(k)                                 Federal Laws and Regulations. Borrower is not (i) an “investment company” or a company “controlled”, whether directly or indirectly, by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended; or (ii) engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System).

(l)                                     Fiscal Year.  The fiscal year of Borrower ends on December 31 of each year.

(m)                             Subsidiaries; Locations; Security Rights.  Borrower does not have any Subsidiaries and on the Closing Date will not have any Subsidiaries.  Schedule 4.01(m) sets forth as of the date hereof all outstanding securities of the Borrower the terms of which are as set forth in the S-1 Registration Statement.  All securities of the Borrower issued and outstanding were duly and validly issued, no person has any rescission rights with respect to any securities of the Borrower sold to any such person and all securities issued by the Borrower were issued in accordance with all federal and state securities laws.  Schedule 4.01(m) sets forth, as of the date hereof, Borrower’s jurisdiction of organization, identification number from the jurisdiction of organization (if any), and the location of Borrower’s chief executive office or sole place of business or principal residence, as the case may be.  Except as set forth on Schedule 4.01(m), there are no outstanding subscriptions, options, warrants, calls, preemptive or registration rights or other agreements or commitments of any nature relating to any capital stock of Borrower.  Except as set forth on Schedule 4.01(m), there are no contracts, commitments, understandings, or arrangements by which Borrower is or may become bound to issue additional capital stock or options, securities or rights convertible into capital stock.  Except as set forth on Schedule 4.01(m), Borrower is not party to or bound by any agreement or understanding granting registration or anti-dilution rights to any Person with respect to any of its equity or debt securities. Except as set forth on Schedule 4.01(m), Borrower is not a party to, and it has no knowledge of, any agreement or understanding restricting the voting or transfer of any of its capital stock.

(n)                                 Officers and Ownership.  As of the date hereof, the Persons set forth on Schedule 4.01(n) (i) holds the respective office or offices, position or positions in Borrower and (ii) own the percentage of each and every class of issued and outstanding capital stock or other ownership interests of Borrower and the voting power over said capital stock or other ownership interests.

(o)                                 Genuineness of Accounts Receivable.  All the Accounts Receivable of Borrower are genuine and were incurred in the ordinary course of business and are not in default.  Each of the Accounts Receivables shall be a bona fide and valid account representing a bona fide indebtedness incurred by the customer therein named, for a fixed sum as set forth in the invoice relating thereto with respect to an absolute sale or lease and delivery of goods upon stated terms of Borrower.  Same shall be due and owing in accordance with Borrower’s standard terms of sale without dispute, setoff or counterclaim.  Each customer of Borrower, to the best of Borrower’s knowledge, as of the date each Account Receivable is created, is and will be solvent and able to pay all Accounts Receivables on which the customer is obligated in full when due.  With respect to such customers of Borrower who are not solvent, Borrower has set up on its books and in its financial records bad debt reserves adequate to cover such Account Receivables.

(p)                                 Collateral Locations.  All of the tangible Collateral (other than assets in transit, out for repair or in the possession of employees) located at the Collateral Locations.  All of the Inventory consisting of Lechleri latex and SB-300 is located at Corovan, 901 16th Street, San Francisco, California 94017 and Indena S.p.A., Viale Ortles 12, 20139 Milano, Italia.

(q)                                 [Reserved].

(r)                                    Rule 506(d) Bad Actor Disqualification Representations and Covenants.

(i)                                     No Disqualification Events.  Neither the Borrower, nor any of its predecessors, affiliates, any manager, executive officer, other officer of the Borrower participating in the offering, any beneficial owner (as that term is defined in Rule 13d-3 under the Exchange Act) of 20% or more of the Borrower’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Borrower in any capacity as of the date of this Agreement and on the Closing Date (each, a “Company Covered Person” and, together, “Company Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3).  The Borrower has exercised reasonable care to determine (i) the identity of each person that is a Company Covered Person; and (ii) whether any Company Covered Person is subject to a Disqualification Event. The Borrower will comply with its disclosure obligations under Rule 506(e).

(ii)                                  Other Covered Persons. The Borrower is not aware of any person (other than any Company Covered Person) that has been or will be paid (directly or indirectly) remuneration in connection with the Loan or the Warrants that is subject to a Disqualification Event (each an “Other Covered Person”).

(iii)                               Reasonable Notification Procedures. With respect to each Company Covered Person, the Borrower has established procedures reasonably designed to ensure that the Borrower receives notice from each such Company Covered Person of (i) any Disqualification Event relating to that Company Covered Person, and (ii) any event that would, with the passage of time, become a Disqualification Event relating to that Company Covered Person; in each case occurring up to and including the Closing Date.

(iv)                              Notice of Disqualification Events. The Borrower will notify the Lenders immediately in writing upon becoming aware of (i) any Disqualification Event relating to any Company Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Company Covered Person and/or Other Covered Person.

(s)                                   [Reserved].

(t)                                    Accuracy of Information, etc.  No statement or information contained in this Agreement, any other Document or any other document, certificate or statement furnished to the Lenders by or on behalf of Borrower in writing for use in connection with the transactions contemplated by this Agreement or the other Documents, contained as of the date such statement, information, document or certificate was made or furnished, as the case may be, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein, taken as a whole, not materially misleading.  There is no fact known to Borrower that could have a Material Adverse Effect that has not been expressly disclosed herein, in the other Documents, or in any other documents, certificates and statements furnished to the Lenders for use in connection with the transactions contemplated hereby and by the other Documents.

(u)                                 Security Documents.  Section 3.01 is effective to create in favor of each Lender a legal, valid and enforceable security interest in the Collateral and proceeds thereof.  When financing statements in appropriate form are filed in the offices specified on Schedule 4.01(u) (which financing statements will be duly completed and delivered by the Borrower to the Lenders) and such other filings as are specified on Schedule 4.01(u) have been completed, the Lenders’ lien on, and security interest in, all right, title and interest of Borrower in such Collateral and the proceeds thereof, as security for the Liabilities, will be perfected, in each case prior and superior in right to any other Person (other than any other Lender), to the extent such security interest can be perfected by the filing of such financing statements and other filings.

(v)                                 Solvency.  Borrower is, and after giving effect to the incurrence of all Indebtedness and obligations being incurred in connection herewith will be and will continue to be, Solvent.

(w)                               Affiliate Transactions.  Other than as disclosed in Schedule 4.01(w) hereto, Borrower has not purchased, acquired or leased any property from, or sold, transferred or leased any property to, or entered into any other transaction with (i) any Affiliate, (ii) any officer, director, manager, shareholder or member of Borrower or any Affiliate of any thereof, or (iii) any member of the immediate family of any of the foregoing, except on terms comparable to the terms which would prevail in an arms-length transaction between unaffiliated third parties and have been disclosed to Lenders in writing.

(x)                                 Deposit Accounts.  All deposit accounts, checking accounts, securities accounts and investment accounts of Borrower are set forth on Schedule 4.01(x).

(y)                                 Intellectual Property.  Borrower owns, or possesses the rights to use, all trademarks, service marks, trade names, domain names, patents, copyrights and websites (or copyrightable derivative works thereof), and intellectual property rights relating thereto (to any of the foregoing list, whether or not registered), licenses and authorizations which are necessary for the conduct of its business as now conducted without infringement or any conflict with the rights of others, and such trademarks, service marks, trade names, domain names, patents, copyrights and websites (or copyrightable derivative works thereof), and intellectual property rights relating thereto (to any of the foregoing list, whether or not registered), licenses and authorizations are set forth on Schedule 4.01(y) (other than off-the-shelf shrinkwrap software).

(z)                                  [Reserved].

(aa)                          USA Patriot Act.  To the extent applicable, Borrower is in compliance, in all material respects, with (a) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) the USA Patriot Act (Title III of Pub. L. 107-56, signed into law October 26, 2001) (the “Act”).  No part of the proceeds of the Loan will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

(bb)                          Foreign Asset Control Laws.  Borrower is not a Person named on a list published by OFAC or a Person with whom dealings are prohibited under any OFAC Regulations.

(cc)                            Registration Statement. The Registration Statement on Form S-1 of the Borrower originally filed with the SEC on August 27, 2014 and all amendments thereto, whether pre-effective or post-effective (collectively, with the prospectus’ forming a part thereof, the “S-1 Registration Statement”) does not and will not contain any untrue statement of a material fact or to omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

(dd)                          Excluded Assets. The Borrower does not have any Excluded Assets of the type described in clauses (a), (b), (c) or (d), except for those in Section (d) of the definition of Excluded Asset herein which are expressly listed in Schedule 1.01-B thereof.

(ee)                            Indebtedness; Liens, Etc.  The Borrower has no Indebtedness (except Permitted Indebtedness), and has no liens (except Permitted Liens).

(ff)                              Notes; Warrants, Etc.  The Notes, the Warrants and all Warrant Shares (the “Securities”), have been duly and validly issued, are free from all pre-emptive and any rights of first refusal, and when issued the Warrant Shares shall be duly authorized validly issued and fully paid for and free from all liens, encumbrances and other clouds on title.  The issuance of the Securities is exempt from the registration requirements of the Securities Act pursuant to exemptions from such registration requirements and the issuance thereof will not cause such Securities to be integrated with any other offerings of securities of the Borrower including, but not limited to, those sold in the IPO.  All sales of the Securities complied with all applicable state securities laws.

ARTICLE 5.

COVENANTS

Section 5.01.                                      Affirmative Covenants.  Commencing on the Closing Date and until all the Liabilities are paid in full and this Agreement and the other Documents (other than the Warrants) have been terminated, Borrower covenants and agrees that:

(a)                                 Financial Statements and Certificates.  Borrower will furnish to the Lenders, all in form and scope acceptable to the Lenders:

(i)                                     within 120 days after the close of each fiscal year of Borrower, a copy of the annual report of Borrower consisting of a balance sheet, statement of operating results and retained earnings, statement of cash flows and notes to financial statements, profit and loss statement and statement of changes in financial position of Borrower, prepared in conformity with GAAP, duly prepared by certified public accountants of recognized standing selected by Borrower and reasonably approved by the Lenders;

(ii)                                  within 45 days after the end of each fiscal quarter, (a) a copy of an unaudited financial statement of Borrower prepared in the same manner as the report referred to in paragraph (i) above, signed by the chief financial officer of Borrower and consisting of a balance sheet as at the close of such fiscal quarter and statements of earnings, cash flow, income and source and application of funds for such fiscal quarter and for the period from the beginning of such fiscal year to the close of such fiscal quarter, and (b) a duly completed compliance certificate, dated the date of such financial statements and certified as true and correct by the chief executive officer or chief financial officer of Borrower, stating that Borrower has not become aware of any Event of Default that has occurred and is continuing or, if there is any such Event of Default describing it and the steps, if any, being taken to cure it;

(iii)                               within 14 days after the end of each of the first two fiscal months ending after the Closing Date and within 7 days after the end of each fiscal month ending thereafter, (a) a copy of an unaudited financial statement of Borrower prepared in the same manner as the report referred to in paragraph (i) above, signed by the chief financial officer of Borrower and consisting of a balance sheet as at the close of such fiscal month and statements of earnings, cash flow, income and source and application of funds for such fiscal month and for the period from the beginning of such fiscal year to the close of such fiscal month, and (b) a duly completed compliance certificate, dated the date of such financial statements and certified as true and correct by the chief executive officer or chief financial officer of Borrower, stating that Borrower has not become aware of any Event of Default that has occurred and is continuing or, if there is any such Event of Default describing it and the steps, if any, being taken to cure it;

(iv)                              copies of all federal and state tax returns of Borrower, including, but not limited to, requests for extensions of such tax returns, when and as filed;

(v)                                 copies of any and all reports, examinations, notices, warnings and citations issued by any governmental or quasi-governmental (whether federal, state or local), unit, agency, body or entity with respect to Borrower; and

(vi)                              such other information as the Lenders from time to time reasonably requests.

(b)                                 Books, Records and Inspections.  Borrower shall (i) maintain complete and accurate books and records; (ii) permit reasonable access by the Lenders to such books and records; and (iii) permit the Lenders, upon reasonable notice, to inspect the properties, whether real or personal, and operations of Borrower.

(c)                                  Insurance.  Borrower shall maintain such insurance as may be required by law and such other insurance to the extent and against such hazards and liabilities as is customarily maintained by companies similarly situated.  All property insurance policies (and the insurance policies on the Inventory), shall, within 30 days following the Closing Date, contain lender loss payable clauses in form and substance reasonably satisfactory to each Lender, naming each Lender as a lender loss payee, mortgagee and/or additional insured, as its interest may appear, and providing that such policies and lender loss payable clauses may not be canceled, amended or terminated unless at least thirty (30) days (or ten (10) days in the case of non-payment of premiums) prior written notice thereof has been given to each Lender.  All insurance proceeds received by the Lenders may be retained by the Lenders, in their sole discretion, for application to the payment of the Liabilities as the Lenders may determine.

(d)                                 Taxes and Liabilities.  Borrower shall pay when due all material taxes, assessments and other liabilities except as contested in good faith and by appropriate proceedings and for which adequate reserves in conformity with GAAP have been established.

(e)                                  Maintenance of Business; Borrower Names.  Borrower shall (i) keep all property and systems useful and necessary in its business in good working order and condition, ordinary wear and tear excepted, (ii) preserve its existence in the jurisdiction of its organization or formation, as set forth on Schedule 4.01(m) and (iii) not operate in any business other than a business substantially the same as the business as in effect on the date of this Agreement; provided, however, that it may change its jurisdiction of organization or formation establishment upon thirty (30) days prior written notice to the Lenders.  Borrower shall give the Lenders thirty (30) days’ prior written notice before Borrower changes its name or does business under any other name.

(f)                                   Employee Benefit Plans.  Borrower shall (i) maintain each employee benefit plan as to which it may have any liability in substantial compliance with all applicable requirements of law and regulations;  (ii) make all payments and contributions required to be made pursuant to such plans in a timely manner; and (iii) neither establish any new employee benefit plan, agree or contribute to any multi-employer plan nor amend any existing employee pension benefit plan in a manner which would increase its obligation to contribute to such plan.

(g)                                  Good Title.  Borrower shall at all times maintain good and marketable title to all of its assets necessary for the operation of its business.

(h)                                 [Reserved.]

(i)                                     Collateral Locations.  Borrower shall give the Lenders thirty (30) days prior written notice of a change in (i) its jurisdiction of organization or the location of its chief executive office or sole place of business or principal residence, (ii) its name or (iii) the location of any Collateral at any place other than the Collateral Locations, and, simultaneously therewith shall deliver to the Lenders all additional executed financing statements and other documents reasonably requested by the Lenders to maintain the validity, perfection and priority of the security interests provided for in the Documents.

(j)                                    Inventory.  Borrower agrees that notwithstanding anything to the contrary provided herein or elsewhere, and in addition to all of the other representations, warrants, agreements and covenants of the Borrower to the Lenders herein and in the other Documents, Borrower hereby represents, warranties, agrees and covenants with and to each of the Lenders (a) to insure Inventory, and, rights to the proceeds therefrom with each Lender named as loss payee; (b) not to use any Inventory for any unlawful purpose or in any way that would void any insurance required to be carried in connection therewith; (c) not to remove Inventory from Borrower’s Collateral Locations except in the ordinary course of Debtor’s business; (d) not to permit any security interest in or lien on the Inventory or the proceeds therefrom, including without limitation, liens arising from the storage of Inventory, except Permitted Liens; (e) not to sell, hypothecate or otherwise dispose of, nor permit the transfer by operation of law of, any of the Inventory or interests therein, except sales of Inventory to buyers in the ordinary course of Borrower’s business; (g) to furnish, within 10 days (or such shorter period as Lender may specify during the existence of an Event of Default) following Lenders’ request therefor, reports to the Lenders of all acquisitions, returns, sales and other dispositions of the Inventory in such form and detail as the Lenders may reasonably require; (h) to permit the Lenders to inspect the Inventory during reasonable business hours, upon 15 days (or such shorter period as Lenders may require during the existence of an Event of Default) prior written notice to Borrower, without causing any damage to any Inventory or other interruption of Borrower’s business and all at the Lenders’ sole cost and expense (except during an Event of Default, which during such period all costs and expenses shall be paid by the Borrower to each Lender upon request); (i) to keep, in accordance with generally accepted accounting principles, complete and accurate records regarding all Inventory and proceeds thereof, and to permit the Lenders to inspect the same and make copies thereof at any reasonable time and (j) not to sell the Inventory on terms and conditions not standard in the industry.

(k)                                 Notices.  Borrower shall, after receipt of knowledge thereof, give prompt notice to the Lenders of:

(i)                                     the occurrence of any Event of Default or any event which with the passage of time or the giving of notice or both would become an Event of Default;

(ii)                                  any litigation, investigation or proceeding which may exist at any time between Borrower and any governmental authority, that in either case, if not cured or if adversely determined, as the case may be, could have a Material Adverse Effect;

(iii)                               any litigation or proceeding  affecting Borrower (1) in which the amount involved is $50,000 or more and not covered by insurance, (2) in which injunctive or similar relief is sought or (3) which relates to any Document;

(iv)                              any lien (other than security interests created hereby or Permitted Liens) on any of the Collateral which would adversely affect the ability of the Lenders to exercise any of its remedies under any Document;

(v)                                 any development or event that has had or could have a Material Adverse Effect;

(vi)                              the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral (and/or on the value of the Inventory alone), or the security interests created by the Documents (including the Lenders having a first priority lien on the Inventory and Patents);

(vii)                           any Collateral becoming Excluded Assets; and

(viii)                        a Major Transaction.

Each notice pursuant to this Section 5.01(k) shall be accompanied by a statement of Borrower setting forth details of the occurrence referred to therein and stating what action Borrower proposes to take with respect thereto.

(l)                                     Environmental Laws.  Borrower shall (i) comply in all material respects with, and endeavor to ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply in all material respects with and maintain, and endeavor to ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, and (ii) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all governmental authorities regarding Environmental Laws.

(m)                             Further Assurances.  Borrower shall, from time to time execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take such actions, as the Lenders may reasonably request for the purposes of implementing or effectuating the provisions of this Agreement and the other Documents, or of more fully perfecting or renewing the rights of the Lenders with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds thereof or with respect to any other property or assets hereafter acquired by Borrower which may be deemed to be part of the Collateral)

pursuant hereto or thereto.  Upon the exercise by the Lenders of any power, right, privilege or remedy pursuant to this Agreement or the other Documents which requires any consent, approval, recording, qualification or authorization of any governmental authority, Borrower will execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that the Lenders may be required to obtain from Borrower for such governmental consent, approval, recording, qualification or authorization.

Section 5.02.                                      Negative Covenants.  Until all the Liabilities are paid in full and this Agreement and the other Documents (other than the Warrants) have been terminated, Borrower covenants and agrees that:

(a)                                 Restriction on Dividends and Distributions.  Borrower shall not declare or pay, or authorize a declaration or payment of, any distribution, whether a cash distribution or non-cash distribution, or make any distribution in cash, property or securities in respect of, any class of its capital stock.

(b)                                 Indebtedness.  Borrower shall not incur or permit to exist any Indebtedness, except for Permitted Indebtedness.

(c)                                  Liens.  Borrower shall not create or permit to exist any mortgage, pledge, title retention lien, or other lien, encumbrance or security interest with respect to any assets now owned or hereafter acquired and owned, except for Permitted Liens.

(d)                                 Guaranties, Loans or Advances.  Borrower shall not become or be a guarantor or surety of, or otherwise become or be responsible in any manner with respect to any undertaking of any other Person, or make or permit to exist any loans or advances to or investments in any other Person, except for (i) the endorsement, in the ordinary course of collection, of instruments payable to it or to its order, (ii) investments by Borrower set forth on Schedule 5.02(d) and (iii) investments by Borrower that have synergistic benefits to the business of Borrower.

(e)                                  Mergers, Consolidations and Sales.  Borrower shall not be a party to any merger or consolidation with, or purchase or otherwise acquire all or substantially all of the assets or stock of any class of, or any partnership or joint venture interest in, any other Person, or sell, transfer, convey or lease all or any of its assets (other than the sale of Inventory in the ordinary course of business), or sell or assign, with or without recourse, any Accounts Receivable, except with the prior written consent of the Lenders.

(f)                                   Violation of Law.  Borrower shall not violate any law, statute, ordinance, rule, regulation, judgment, decree, order, writ or injunction of any federal, state or local authority, court, agency, bureau, board, commission, department or governmental body if such violation could have a Material Adverse Effect.

(g)                                  Unconditional Purchase Obligations.  Borrower shall not enter into or be a party to any contract for the purchase of materials, supplies or other property or services if such contract requires that payment be made by it regardless of whether or not delivery is ever made of such materials, supplies or other property or services.

(h)                                 Use of Proceeds.  Borrower shall not permit any proceeds of the Loan to be used either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of “purchasing or carrying any margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended from time to time.

(i)                                     Fiscal Year.  Borrower shall not change its fiscal year to end other than on December 31 of each year.

(j)                                    [Reserved].

(k)                                 Negative Pledge Clauses.  Borrower shall not enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of Borrower to create, incur, assume or suffer to exist any lien upon the Collateral, whether now owned or hereafter acquired, to secure the Liabilities, other than (a) this Agreement and the other Documents and (b) any agreements governing any purchase money liens or capital lease obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby).

(l)                                     Hedge Agreements.  Borrower shall not enter into any hedge agreement other than hedge agreements entered into in the ordinary course of business, and not for speculative purposes, to protect against changes in interest rates or foreign exchange rates.

(m)                             ERISA.  Borrower shall not create or become obligated under any Plan.

(n)                                 Excluded Assets. Borrower shall use its commercially reasonable efforts to take any and all actions to prevent any Collateral from becoming Excluded Assets.

ARTICLE 6.
CONDITIONS PRECEDENT

Section 6.01.                                      Conditions Precedent to the Making of the Loan.  The Lenders’ obligation to make the Loan is subject to the fulfillment of each and every one of the following conditions prior to or contemporaneously with the making of the Loan (unless waived by Lenders in their sole and absolute discretion):

(a)                                 Delivery of Documents.  The Lenders shall have received from the Borrower each of the following, in form and substance reasonably satisfactory to the Lenders and their counsel, and where applicable, duly executed and recorded:

(i)                                     certificates of the Chief Executive Officer and Secretary of Borrower and certifying as to (a) copies of the Certificate of Incorporation and by-laws of the Borrower, as restated or amended as of the date of this Agreement; (b) all actions taken and consents made by the Borrower and its Board of Directors and shareholders, as applicable to authorize the transactions provided for or contemplated under this Agreement and the other Documents and the execution, delivery and performance of the Documents; and (c) the names of the directors and officers of the Borrower authorized to sign the Documents, together with a sample of the true signature of each such Person;

(ii)                                  the results of a recent lien search in the “location” (as defined in UCC) of Borrower and each such search shall reveal no liens on any of such assets;

(iii)                               each of (a) a UCC-1 financing statement indicating the Collateral, naming Borrower as Debtor and naming 31 Group as Secured Party, (b) a UCC-1 financing statement indicating the Collateral, naming Borrower as Debtor and naming GPB as Secured Party and (c) a Patent Security Agreement shall have been delivered to the Lenders in proper form for filing, registration or recordation;

(iv)                              certificates of insurance and loss payable clauses covering the Collateral and otherwise meeting the requirements of this Agreement;

(v)                                 this Agreement;

(vi)                              the Notes;

(vii)                           the Warrants;

(viii)                        Certificates of good standing for Borrower in the jurisdiction of Borrower’s incorporation or formation, in the principal places in which Borrower conducts business and in places in which Borrower owns real estate and/or Collateral;

(ix)                              Third Party Waivers for each Collateral Location identified by Lenders; and

(x)                                 legal opinions of the Borrower’s corporate, securities and intellectual property counsel customarily given in connection with transactions of this nature set forth in this Agreement and the other Documents and in form and substance reasonably satisfactory to the Lenders.

(b)                                 Approvals.  The Lenders’ obligations to make the Loan is subject to the receipt by the Lenders of all governmental and third party approvals necessary in connection with the continuing operations of Borrower and the transactions contemplated hereby, all of which consents/approvals shall be in full force and effect.

(c)                                  Additional Conditions.  The Lenders’ obligations to make the Loan is subject to the fulfillment of each and every one of the following conditions prior to or contemporaneously with the making of the Loan.

(i)                                     Each of the representations and warranties made by Borrower in or pursuant to the Documents and all Schedules and/or Exhibits to this Agreement and/or any of the other Documents shall be true and correct in all material respects on and as of the Closing Date as if made (or given) on and as of such date (except where such representation and warranty speaks of a specific date in which case such representation and warranty shall be true and correct as of such date).

(ii)                                  No Events of Default.  No Event of Default or event which with the passage of time or the giving of notice or both would become an Event of Default shall have occurred or would result from the making of the Loan.

The purchase of the Notes by the Lenders on the Closing Date evidenced that each of the foregoing conditions have been satisfied or waived.

ARTICLE 7.
EVENTS OF DEFAULT

Each of the following acts, occurrences or omissions shall constitute an event of default under this Agreement (herein referred to as an “Event of Default”), whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or nongovernmental body or tribunal:

(a)                                 Payment Default Under the Note.  Default in the payment when due of any amount due and owing to the Lenders under the Notes on account of principal, or interest; or

(b)                                 Other Payment Defaults.  Except for the Event of Default set forth in clause (a) of this Article 7, default, and continuance thereof for three (3) Business Days after the date due, in the payment of any other amount owing by Borrower to the Lenders pursuant to the Documents or pursuant to any other agreement, note, instrument or guarantee; or

(c)                                  Breach of Representations and Warranties.  Any representation or warranty made by Borrower contained in the Documents shall at any time prove to have been materially incorrect in any respect when made (unless such representation and/or warranty refers to a specific date, in which case, it shall be an Event of Default if the representation and/or warranty shall prove to have been materially incorrect as of such specified date); or

(d)                                 Breach of Certain Covenants.  Borrower shall default in the performance or observance of any material term, covenant, condition or agreement on its part to be performed or observed by it hereunder, and such default shall continue unremedied for five (5) Business Days after the earlier of (i) Borrower’s knowledge of such default and (ii) notice from Lenders of such default; or

(e)                                  Breach of Other Covenants.  Borrower shall default in the performance or observance of any term, covenant, condition or agreement on its part to be performed or observed under the Documents (not constituting an Event of Default under any other clause of this ARTICLE 7) and such default shall continue unremedied for five (5) Business Days after the earlier of (i) Borrower’s knowledge of such default and (ii) notice from Lenders of such default; or

(f)                                   Bankruptcy Events.  Either:  (i) Borrower shall generally fail to pay, or admit in writing its inability to pay, such Person’s debts as they become due, or a proceeding under any bankruptcy, reorganization, arrangement of debt, insolvency, readjustment of debt or receivership law or statute is filed by or against Borrower or Borrower makes an assignment for the benefit of creditors; provided, however, that no Event of Default shall exist pursuant to this paragraph (f) due to an involuntary bankruptcy case, proceeding or petition filed against Borrower unless such involuntary case, proceeding or petition shall not have been dismissed or withdrawn within sixty (60) days after the date of such involuntary filing; (ii) Borrower shall be dissolved, whether voluntarily or involuntarily and such Person has not taken all actions required to become reinstated; or (iii) corporate or other action shall be taken by Borrower for the purpose of effectuating any of the foregoing; or

(g)                                  Collateral Defects.  Any of the provisions of ARTICLE 3 hereto shall cease, for any reason, to be in full force and effect, or any Person shall so assert, or any lien created thereby shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

(h)                                 Reserved; or

(i)                                     Cross Defaults.  Subject to any applicable cure and/or notice periods, any default shall occur under any material agreement, document or instrument binding upon Borrower, or any assets of  Borrower, including, but not limited to, any default in the payment when due of any principal of or interest on any Indebtedness for money borrowed or guaranteed by Borrower, or any default in the payment when due, or in the performance or observance of, any material obligation of, or condition agreed to by, Borrower with respect to any purchase or lease of any real or personal property or services, in any such case the effect of which is to cause, or to permit the holder or beneficiary of such Indebtedness to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity date or to become subject to a mandatory offer to purchase by the obligor thereunder or (in the case of any such Indebtedness constituting a guarantee obligation) to become payable; or

(j)                                    Judgments.  One or more judgments or decrees shall be entered against Borrower involving a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $50,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within thirty (30) days from the entry thereof.

ARTICLE 8
REMEDIES

Section 8.01.                          Remedies Upon Default.  Upon the occurrence and continuance of any Event of Default, notwithstanding anything to the contrary provided herein, in the Documents and/or elsewhere, Lenders may, in their sole and absolute discretion, (i) declare the principal of and interest on the Notes and the Loan (including, but not limited to, the $1,000,000 aggregate principal amount of Notes and the Loan Maturity Date Payment Amount), and any and/or all of the Liabilities, and all other amounts owed under the Documents (other than the Warrants), to be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived; provided that upon the occurrence of an Event of Default under Section 7.01 (f) hereof, the principal of and interest on the Loan (including, but not limited to, the $1,000,000 aggregate principal amount of Notes and the Loan Maturity Date Payment Amount), and any or all of the Liabilities, and all other amounts owed under the Documents (other than the Warrants), shall automatically become forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived; (ii) without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, exercise all of the remedies of a secured party and mortgage holder under applicable law, including, but not limited to, the UCC, and all of its rights and remedies under the Documents (other than the Warrants); (iii) require Borrower to make the Collateral and the records pertaining to the Collateral available to the Lenders at a place designated by the Lenders which is reasonably convenient or the Lenders may take possession of the Collateral and the records pertaining to the Collateral without the use of any judicial process and without any prior notice thereof to Borrower; (iv) sell any or all of the Collateral at public or private sale upon such terms and conditions as Lenders may reasonably deem proper, and, to the extent permitted by applicable law, Lenders may purchase any or all of the Collateral at any such sale, and apply the net proceeds, after deducting all costs, expenses and attorneys’ fees incurred at any time in the collection of the Liabilities and in the protection and sale of the Collateral, to the payment of the Liabilities, returning the remaining proceeds, if any, to Borrower, with Borrower remaining liable for any amount remaining unpaid after such application; (v) grant extensions, compromise claims and settle Accounts Receivable for less than face value, all without prior notice to Borrower;  and (vi) use, in connection with any assembly or disposition of the Collateral, any trademark, trade name, trade style, copyright, patent right or technical process used or utilized by Borrower.  Borrower shall, upon the request of the Lenders, forthwith upon receipt, transmit and deliver to the Lenders in the form received, all cash, checks, drafts and other instruments for the payment of money (properly endorsed, where required, so that such items may be collected by Lenders) which may be received by Borrower at any time in full or partial payment of any Collateral.  Borrower shall not commingle any such items which may be so received by Borrower with any other of its funds or property but shall hold them separate and apart from their own funds or property and in trust for the Lenders until delivery is made to the Lenders.  The Lenders may exercise all of its rights and remedies against Borrower under applicable law and the Documents.

Section 8.02.                          Attorney-In-Fact.  Borrower hereby appoints each Lender as such Person’s attorney-in-fact, with full authority in such Person’s place and stead and in such Person’s name or otherwise, from time to time in Lenders’ sole and arbitrary discretion after the occurrence and continuation of any Event of Default, to, acting jointly, take any action and to execute any instrument which Lenders may deem necessary or advisable to accomplish the purpose of this Agreement.

Section 8.03.                          Remedies Are Severable and Cumulative.  All provisions contained herein pertaining to any remedy of the Lenders shall be and are severable and cumulative and in addition to all other rights and remedies available in the Documents, at law and in equity, and any one or more may be exercised simultaneously or successively.  Any notification required pursuant to this ARTICLE 8 or under applicable law shall be reasonably and properly given to Borrower at the address and by any of the methods of giving such notice as set forth in Section 9.3 at least two (2) days before taking any action.

Section 8.04.                          Default Limitations.  Notwithstanding anything to the contrary set forth herein, in no event will the financial condition of the Borrower as of the Closing Date or any adverse change thereto following the Closing Date (other than any adverse change following the Closing Date which has had or would reasonably be expected to have a Material Adverse Effect after the Closing Date) serve as the basis for any Event of Default based upon a breach of Section 4.01(v) of this Agreement.  Each Lender acknowledges that it has had the opportunity to conduct due diligence and investigation with respect to the Company, and in no event shall Borrower have any liability to any Lender with respect to a breach of representation, warranty or covenant under this Agreement to the extent that such Lender knew of such breach as of the Closing Date.

ARTICLE 9
MISCELLANEOUS

Section 9.1.                                             No Waiver; Modifications In Writing.  No failure or delay on the part of Lenders in exercising any right, power or remedy pursuant to the Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof, or the exercise of any other right, power or remedy.  No amendment, modification, supplement, termination or waiver of any provision of the Documents, nor any consent by the Lenders to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Lenders.  Any waiver of any provision of the Documents and any consent by the Lenders to any departure by Borrower from the terms of any provision of the Documents shall be effective only in the specific instance and for the specific purpose for which given.  No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances.

Section 9.2.                                             Set-Off.  The Lenders shall have the right to set-off, appropriate and apply toward payment of any of the Liabilities, in such order of application as the Lenders may from time to time and at any time elect, any cash, credit, deposits, accounts, securities and any other property of Borrower which is in transit to or in the possession, custody or control of a Lender, or any agent, bailee, or Affiliate of the Lenders. Borrower hereby grants to Lenders a security interest in all such property.

Section 9.3.                                             Notices.  All notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be in writing personally delivered or sent by overnight courier, by facsimile machine or email, and shall be deemed to be given for purposes of this Agreement on the day that such writing is delivered or sent by facsimile machine or email or one (1) business day after such notice is sent by overnight courier to the intended recipient thereof in accordance with the provisions of this Section 9.3.  Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section 9.3, notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses indicated for such party below:

If to Borrower:                                                               Jaguar Animal Health, Inc.
185 Berry Street
Suite 1300
San Francisco, CA   94105
Attention:  Lisa A. Conte
Phone:          415 516 2732

Fax No.:  415 371 8311

Email: lconte@jaguaranimalhealth.com

With copies to

(which shall not constitute notice):

Reed Smith LLP
1510 Page Mill Road
Suite 110
Palo Alto, California  94304
Attention:  Donald Reinke, Esq.
Phone:  (650) 352 0532
Fax No.:  (650) 352 0699

Email: dreinke@reedsmith.com

and to:

Reed Smith LLP
10 S. Wacker Drive
Chicago, Illinois 60606
Attention:  Benjamin L. Brimeyer, Esq.
Phone:  (312) 207-6423
Fax No.:  (312) 207-6400

Email: bbrimeyer@reedsmith.com

If to 31 Group:

31 Group LLC
C/o Magna

5 Hanover Square

Suite #1604

New York, NY 10004

Attention:  Research Desk
Phone: (347) 491-4240
Fax No.:  (646) 737-9948

Email: Research@Mag.Na

With copies to

(which shall not constitute notice):

Gusrae Kaplan Nusbaum PLLC
120 Wall Street
New York, New York 10005

Attention:  Lawrence G. Nusbaum, Esq.
Phone:  (212) 269-1400
Fax No.:  (212) 809-5449

Email: LNusbaum@gusraekaplan.com

If to GPB Life Science Holdings LLC:

GPB Life Science Holdings LLC

535 West 24th Street, 4th Floor

New York, NY 10011

Attention:  Dustin Muscato
Phone: (212) 235-2650
Email: dmuscato@gpb-cap.com

With copies to

(which shall not constitute notice):

James A. Prestiano, Esq.

631 Commack Road, Suite 2A

Commack, NY 11727

Phone:    (631) 499-6000

Fax No.: (631) 499-6001

Email: james@prestianolaw.com

Any party hereto may from time to time change its address for notices by giving written notice of such changed address to the other party hereto.

Section 9.4.                                             Costs, Expenses and Taxes.  Borrower agrees to pay (A) all reasonable and documented out of pocket fees and expenses of the Lenders (including, but not limited to, UCC filing and search fees, other fees and expenses incurred in connection with the perfection of the liens granted to the Lenders pursuant to the Documents and fees and expenses of outside counsel to the Lenders and paralegals) in connection with the making of the Loan and the negotiation, preparation, execution and delivery of the Documents, provided that Borrower shall have no obligation to pay more than the required $35,000 legal fee payment to Lenders’ legal counsel (plus documented out-of-pocket expenses); and (B) all fees and expenses of the Lenders (including, but not limited to, outside counsel to the Lenders) in connection with the administration and enforcement of the Documents and the Loan.  Without limitation, Borrower acknowledges and agrees that the Lenders’ field audit and appraisal fees shall be charged to Borrower. In addition, Borrower shall pay any and all stamp, transfer and other similar taxes payable or determined to be payable in connection with the execution and delivery of the Documents and agrees to hold the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.  If any suit or proceeding arising from any of the foregoing is brought against one or both of the Lenders, Borrower, to the extent and in the manner directed by each Lender, will resist and defend such suit or proceeding or cause the same to be resisted and defended by counsel approved by each

Lender.  If Borrower shall fail to do any act or thing which each has covenanted to do under this Agreement or any representation or warranty on the part of Borrower contained in this Agreement shall be breached, the Lenders may, in their sole and absolute discretion, acting jointly (unless one Lender authorizes the other Lender to act on its behalf), do the same or cause it to be done or remedy any such breach, and may expend its funds for such purpose; and any and all amounts so expended by the Lenders shall be repayable to the Lenders by Borrower immediately upon each Lender’s demand therefor, with interest at a rate equal to the highest interest rate set forth in effect from time to time during the period from and including the date funds are so expended by the Lenders to the date of repayment, and any such amounts due and owing to the Lenders shall be deemed to be part of the Liabilities secured hereunder and under the other Documents. The obligations of Borrower under this Section 9.4 shall survive the termination of this Agreement and the discharge of the other obligations of Borrower under the Documents.

Section 9.5.                                             Indemnity, Etc.  In addition to the payment of expenses pursuant to  Section 9.4, whether or not the transactions contemplated hereby shall be consummated, Borrower agrees to indemnify, pay and hold each Lender, and each of such Lender’s assignees and affiliates and their respective officers, directors, employees, agents, consultants, auditors, Persons engaged by it to evaluate or monitor the Collateral, and attorneys of any of them (collectively called the “Indemnities”) harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto) that may be imposed on, incurred by, or asserted against that Indemnitee, in any manner relating to or arising out of this Agreement or the other Documents, the consummation of the transactions contemplated by this Agreement and the other Documents, the statements contained in any term sheet delivered by the Lenders, the Lenders’ agreement to make the Loan, the use or intended use of the proceeds of the Loan or the exercise of any right or remedy hereunder or under the other Documents (the “Indemnified Liabilities”); provided that Borrower shall have no obligation to an Indemnitee hereunder with respect to Indemnified Liabilities directly arising from the gross negligence or willful misconduct of that Indemnitee, as determined by a court of competent jurisdiction by a final and nonappealable judgment.  In no event shall any of the Lenders and/or any of their respective employees, agents, partners, affiliates, members, equity and/or debt holders, managers, officers, directors and/or other related or similar type of Person, have any liability to the Borrower and/or any of its officers, directors, employees, equity and/or debt holders except for any actions or lack of actions of such persons that are found by a court of competent jurisdiction after the time for all appeals has passed to have resulted from either of the Lenders and/or the Lenders related persons named above intentional misconduct or gross negligence.  No Lender shall be liable to the Borrower for any action and/or non-action of the other Lender.

Section 9.6.                                             Counterparts; Signatures.  This Agreement may be executed in any number of counterparts, each of which counterparts, once they are executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same agreement.  This Agreement and the Documents may be executed by any party to this Agreement or any of the Documents by original signature, facsimile and/or electronic signature.

Section 9.7.                                             Binding Effects; Assignment.  This Agreement shall be binding upon, and inure to the benefit of, the Lenders, Borrower and their respective successors, assigns, representatives and heirs. Borrower shall not assign any of its rights nor delegate any of its obligations under Documents without the prior written consent of Lenders.  Unless an Event of Default has occurred and is continuing, no Lender may delegate any of its obligations under the Documents without the prior written consent of Borrower. Each Lender, however, may assign any of its rights, hereunder, and/or in any of the other Documents except that no Lender may assign any of its rights hereunder or under any other Document to any competitor of Borrower or any of such competitor’s parent companies.

Section 9.8.                                             Headings.  Captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provision of this Agreement and shall not affect the construction of this Agreement.

Section 9.9.                                             Entire Agreement.  This Agreement, together with the other Documents, contains the entire agreement between the parties hereto with respect to the transactions contemplated herein and therein and supersede all prior representations, agreements, covenants and understandings, whether oral or written, related to the subject matter of this Agreement and the other Documents.  Except as specifically set forth in this Agreement, the Lenders make no covenants to Borrower, including, but not limited to, any commitments to provide any additional financing to Borrower.

Section 9.10.                                      GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED EXCLUSIVELY IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAWS.

Section 9.11.                                      Severability Of Provisions.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 9.12.                                      Conflict.  In the event of any conflict between this Agreement and any of the other Documents, the terms and provisions of this Agreement shall govern and control.

Section 9.13.                                      Customer Identification - USA Patriot Act Notice; OFAC and Bank Secrecy Act.  Each Lender hereby notifies Borrower that pursuant to the requirements of the Act and such Lender’s policies and practices, the Lenders are required to obtain, verify and record certain information and documentation that identifies Borrower, which information includes the name and addresses of Borrower and such other information that will allow the Lenders to identify Borrower in accordance with the Act.  In addition, Borrower shall (a) ensure that no person who owns a controlling interest in or otherwise controls Borrower is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by OFAC, the Department of the Treasury or included in any Executive Orders, (b) not use or permit the use of the proceeds of the Loan to violate any of the foreign asset control regulations of OFAC or any enabling statute or Executive Order relating thereto, and (c) comply, and cause any of its Subsidiaries to comply, with all applicable Bank Secrecy Act (“BSA”) laws and regulations, as amended.

Section 9.14.                                      JURISDICTION; WAIVER.  BORROWER ACKNOWLEDGES THAT THIS AGREEMENT IS BEING SIGNED BY THE LENDERS IN PARTIAL CONSIDERATION OF THE LENDERS’ RIGHT TO ENFORCE IN THE JURISDICTION STATED BELOW THE TERMS AND PROVISION OF THIS AGREEMENT AND THE DOCUMENTS.  BORROWER CONSENTS TO THE EXCLUSIVE AND SOLE JURISDICTION IN THE STATE OF NEW YORK AND VENUE IN ANY FEDERAL OR STATE COURT IN THE COUNTY OF NEW YORK, NEW YORK FOR SUCH PURPOSES AND WAIVES ANY AND ALL RIGHTS TO CONTEST SAID JURISDICTION AND VENUE AND ANY OBJECTION THAT SAID COUNTY IS NOT CONVENIENT.  BORROWER WAIVES ANY RIGHTS TO COMMENCE ANY ACTION AGAINST THE LENDERS IN ANY JURISDICTION EXCEPT THE AFORESAID COUNTY AND STATE.  THE LENDERS AND BORROWER HEREBY EACH EXPRESSLY WAIVE ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY WITH RESPECT TO ANY MATTER WHATSOEVER RELATING TO, ARISING OUT OF OR IN ANY WAY CONNECTED WITH THE LOAN, THE DOCUMENTS AND/OR THE TRANSACTIONS WHICH ARE THE SUBJECT OF THE DOCUMENTS.

Section 9.15.                                      SERVICE OF PROCESS.  BORROWER AGREES THAT SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, RETURN RECEIPT REQUESTED, TO BORROWER AT THE ADDRESS SET FORTH IN SECTION 9.3 OR AT SUCH OTHER ADDRESS OF WHICH THE LENDERS SHALL HAVE BEEN NOTIFIED PURSUANT THERETO.  BORROWER AGREES THAT SUCH SERVICE, TO THE FULLEST EXTENT PERMITTED BY LAW (i) SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER IN ANY SUIT, ACTION OR PROCEEDING, AND (ii) SHALL BE TAKEN AND HELD TO BE VALID PERSONAL SERVICE UPON AND PERSONAL DELIVERY TO BORROWER.  SOLELY TO THE EXTENT PROVIDED BY APPLICABLE LAW, SHOULD BORROWER, AFTER BEING SERVED, FAIL TO APPEAR OR ANSWER TO ANY SUMMONS, COMPLAINT, PROCESS OR PAPERS SO SERVED WITHIN THE NUMBER OF DAYS PRESCRIBED BY LAW AFTER THE DELIVERY OR MAILING THEREOF, BORROWER SHALL BE DEEMED IN DEFAULT AND AN ORDER AND/OR JUDGMENT MAY BE ENTERED BY THE COURT AGAINST BORROWER AS DEMANDED OR PRAYED FOR IN SUCH SUMMONS, COMPLAINT, PROCESS OR PAPERS.  NOTHING HEREIN SHALL AFFECT THE LENDERS’ RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

Section 9.16.                                      Survival.  The representations, and warranties of Borrower shall survive the execution and delivery hereof and the Closing Date (if any); the agreements and covenants of the Borrower set forth in this Agreement including, but not limited to, those set forth in ARTICLE 2 and ARTICLE 5 shall survive the execution and delivery hereof and the Closing Date (if any), as shall all rights and remedies of each Lender set forth in this Agreement and/or the Documents.  The provisions of Section 2.7, Section 2.8, Section 2.9, Section 9.3, Section 9.4, Section 9.5, Section 9.10, Section 9.14, Section 9.15, and this Section 9.16 shall survive the termination of this Agreement.

ARTICLE 10.

WARRANTS

Section 10.1.                                            Warrants Generally.  Each Lender hereby agrees to be bound by the terms of and to comply in all respects with each Warrant issued to such Lender.

ARTICLE 11.

USURY

Section 11.01.                                     Usury Saving Clause.  Notwithstanding anything to the contrary provided in this Agreement, or elsewhere, the Lenders shall never be entitled to charge, receive or collect, nor shall amounts received by the Lenders be credited as interest so that the Lenders shall be paid by the Borrower, a sum greater than interest at the maximum nonusurious interest rate, if any, that at any time may be contracted for, charged, received, or collected on the indebtedness evidenced by the Notes under applicable law (the “Maximum Rate”). It is the intention of the Borrower and the Lenders that this Agreement, the other Documents and the Warrant comply with all applicable law. If the Lenders ever contract for, charge, receive, or collect, anything of value from the Borrower which is deemed to be interest under applicable law, and if the occurrence of any circumstance, event or contingency, should cause such interest to exceed the Maximum Rate, any such excess amount shall be applied to the reduction of the unpaid aggregate principal amount of the Notes owed to the Lenders by the Borrower and if the Notes are already paid in full, any remaining excess shall be paid to the Borrower.  In determining whether or not interest paid or payable with respect to the Notes exceeds the Maximum Amount, the Borrower and the Lenders shall, to the maximum extent permitted by applicable law, (i) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (ii) amortize, prorate, allocate and spread the total amount of interest throughout the full term of the Notes so that the actual rate of interest on account of such indebtedness is uniform throughout the term of the Notes and/or (iii) allocate interest between portions of the Notes, to the end that no such portion shall bear interest at a rate greater than that permitted by applicable law.  The terms and provisions of this Section 11.01 shall control and supersede every other conflicting provision of all agreements between the Borrower and the Lenders.

Section 11.01                      Independent Advice.   The Borrower hereby acknowledges, represents and warrants that it (i) has been advised by the Lenders to seek the advice of its legal, tax and accounting experts in connection with the Loan and other transactions set forth in this Agreement and the other Documents, as to, among other items, the tax and accounting effects thereof, and (ii) it has had the opportunity and has subsequent the advice of legal, tax and accounting experts of the Borrower’s choice in connection with the Loan and transactions set forth in this Agreement and the other Documents.

[BALANCE OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

BORROWER:	JAGUAR ANIMAL HEALTH, INC.

	By:	/s/ Lisa A. Conte
	Name:	Lisa A. Conte
	Title:	Chief Executive Officer & President

LENDERS:	31 GROUP, LLC

	By:	/s/ Joshua Sason
	Name:	Joshua Sason
	Title:	Managing Member

GPB LIFE SCIENCE HOLDINGS LLC

	By:	/s/ David Gentile
	Name:	David Gentile
	Title:	Member

[SIGNATURE PAGE TO STANDBY BRIDGE FINANCING AGREEMENT]

S-1

EXHIBIT I

Form of Note

THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE SOLD UNTIL (I) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO OR (II) RECEIPT BY THE BORROWER OF AN OPINION OF COUNSEL OF THE HOLDER OR THE BORROWER TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED SALE, ASSIGNMENT AND/OR OTHER TRANSFER OF THIS NOTE. THIS LEGEND SHALL BE INCLUDED ON ANY NOTE ISSUED IN EXCHANGE FOR THIS NOTE.  NOTWITHSTANDING ANYTHING TO THE CONTRARY PROVIDED HEREIN OR ELSEWHERE, THIS NOTE AND/OR ANY RIGHTS OF THE HOLDER HEREUNDER MAY BE TRANSFERRED IN ACCORDANCE WITH AND PURSUANT TO THE TERMS SET FORTH IN THIS NOTE AND/OR THE BRIDGE AGREEMENT.

SENIOR SECURED NOTE

Aggregate Principal Amount Note: $500,000	Issue Date: December 2, 2014
Note No.: GPB-1

FOR VALUE RECEIVED, the Undersigned, JAGUAR ANIMAL HEALTH, INC., a Delaware corporation (the “Borrower”), hereby promises to pay to the order of GPB LIFE SCIENCE HOLDINGS, LLC, (“GPB”) and/or any of its successors, and/or assignees (the “Holder”), at the office of GPB located at 535 West 24th Street, 4th Floor, New York, NY 10011, New York, New York, or at such other place as any Holder may from time to time designate to Borrower in writing, all aggregate principal amount of this Note, premium payments, interest (provided in no event shall the maximum rate of interest exceed the maximum amount permitted by law and the parties do not intend for the maximum rate of interest to exceed the maximum rate permitted by law),  and all other amounts due and owing to the Holder pursuant to the Amended and Restated Standby Bridge Financing Agreement by and among GPB, 31 Group, LLC and Borrower dated as of December 2, 2014 (as amended, restated, supplemented or modified from time to time, the “Bridge Agreement”), and the other Documents (other than the Warrants) on the dates, at the rates and in the amounts provided in the Bridge Agreement and the other Documents.  Capitalized terms not otherwise defined herein shall have the meanings provided in the Bridge Agreement.

This Senior Secured Note (this “Note”) is executed and delivered pursuant to the terms of the Bridge Agreement.

Except as otherwise provided in the Bridge Agreement, this Note shall mature and be due and payable on the Loan Maturity Date.

2

This Note is subject to Optional Prepayment, in whole (but not in part), on the terms and conditions set forth in the Bridge Agreement.

This Note is secured, inter alia, by the liens, the security interests, UCC Financing Statements and other similar documents and/or instruments and collateral granted and provided pursuant and on the terms and conditions set forth in the Bridge Agreement and the Patent Security Agreement.  Notwithstanding any provision to the contrary contained herein or elsewhere to the contrary, this Note is entitled to all the direct and indirect rights, benefits, remedies, covenants, agreements and related items contained and/or referenced in the Bridge Agreement and the other Documents, all of which are expressly incorporated by reference herein.

Reference to the Bridge Agreement and the other Documents shall in no way impair the absolute and unconditional obligation of the Borrower to (i) pay all aggregate principal amount, premiums, interest, and all other amounts owed to the Holder pursuant to the Bridge Agreement and the other Documents, and (ii) perform all of its other obligations hereunder as provided herein, in the Bridge Agreement and/or in any of the other Documents.

Upon the occurrence of an Event of Default, the Holder shall have the rights and remedies as provided in the Bridge Agreement.

The terms of this Note are subject to amendment only by the express written consent of the Holder and the Borrower.

ANY CONFLICT BETWEEN ANY TERMS OF THIS NOTE AND THE BRIDGE AGREEMENT SHALL BE RESOLVED BY REFERENCE TO THE BRIDGE AGREEMENT.

This Note shall be governed by and construed solely and exclusively in accordance with the internal laws of the State of New York without regard to the conflicts of laws principles thereof. The parties hereto hereby expressly and irrevocably agree that any suit or proceeding arising directly and/or indirectly pursuant to or under this Note shall be brought solely in a federal or state court located in the City, County and State of New York. By its execution hereof, the parties hereby covenant and irrevocably submit to the in personam jurisdiction of the federal and state courts located in the City, County and State of New York and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in New York City. The parties hereto expressly and irrevocably waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto. In the event of any such action or proceeding, the party prevailing therein shall be entitled to payment from the other party hereto of all of its reasonable counsel fees and disbursements.

All payments due in respect of this Note shall be made in lawful money of the United States of America in immediately available funds as provided in the Bridge Agreement.

3

The Borrower expressly waives any presentment, demand, protest, notice of protest, notice of any kind and/or any other similar items except as otherwise expressly provided in the Bridge Agreement.

Whenever any payment on this Note shall be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of Cash Interest and/or Additional Interest.

Subject to compliance with applicable securities laws, this Note and/or any rights provided to the Holder herein may be transferred and/or assigned, at any time and from time to time, in whole or in part, by the Holder. Neither this Note, the Bridge Agreement, the Loan, any Liabilities and/or any obligations of the Borrower to the Holder may be directly and/or indirectly assigned by the Borrower (except to a successor in the event of a Major Transaction solely to the extent provided in the Bridge Agreement). This Note and all rights and obligations hereof shall be binding on and inure to the benefit of the parties hereto and their respective and permitted successors and assigns. Subject to the preceding sentence, nothing in this Note shall be construed to give to any Person other than the Borrower and the Holder any legal or equitable right, remedy or cause of action under this Note. Any attempted assignment in violation the terms of this Note shall be null and void.  Notwithstanding any assignment of all or a portion of this Note, the Bridge Agreement and/or the Loan, GPB, for all purposes relating to dealings with the Collateral, the patent and collateral set forth in the Patent Security Agreement, the Blocked Account and the other Documents, shall remain the Lender in the Bridge Agreement.

[Signature page follows]

4

IN WITNESS WHEREOF, this Note has been executed and delivered as of the date first written above.

JAGUAR ANIMAL HEALTH, INC.

By:
Name:
Title:

Signature Page to Senior Secured Note

Exhibit II

Lenders Pro-Rata Percentage, Etc.

Lender	Percentage of $900,000 Purchase Price to be paid by each Lender	Dollar Amount of $900,000 Purchase Price to be Paid by each Lender	Aggregate Principal Amount of Notes to be received by each Lender
1. 31 Group LLC	50%	$450,000	$500,000
2. GPB Life Science Holdings LLC	50%	$450,000	$500,000

Exhibit III

Form of Warrant

THIS WARRANT AND ANY COMMON STOCK ISSUED UPON THE EXERCISE OF THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM, AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO SUCH EFFECT. NOTWITHSTANDING THE FOREGOING, THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY SUCH SECURITIES.

JAGUAR ANIMAL HEALTH, INC.

EXCHANGE WARRANT TO PURCHASE COMMON STOCK

Warrant No.	Original Issue Date: December 3, 2014

JAGUAR ANIMAL HEALTH, INC., a Delaware corporation (the “Company”), hereby certifies that, for value received, [                                        ], or its permitted assigns (the “Holder”), is entitled to purchase from the Company that whole number of shares of common stock, par value $0.0001 per share (the “Common Stock”) of the Company as determined by dividing $500,000 by the Exercise Price (as defined below) (each such share, a “Warrant Share” and all such shares, the “Warrant Shares”) at an exercise price per share equal to the Exercise Price.  This Warrant may be exercised at any time and from time to time commencing on the date six (6) months  from  December 3, 2014 (the “Commencement Date”), and through and including 5:00 P.M., New York City time, on the fifth anniversary of the Commencement Date ( the “Expiration Date”), subject to the following terms and conditions:

This Warrant (this “Warrant”) is one of two (2) substantially similar warrants originally issued to the Lenders pursuant to the Credit Agreement.

1.           Definitions. All capitalized terms used in this Warrant but not otherwise defined in this Warrant shall have the meaning set forth in the Credit Agreement.  In addition to the terms defined elsewhere in this Warrant, the following terms shall have the following meanings:

“Credit Agreement” means that Amended and Restated Standby Bridge Financing Agreement dated as of December 2, 2014, by and among, 31 Group, LLC, GPB Life Science Holdings LLC and Jaguar Animal Health, Inc.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

“Exercise Price” shall mean (i) if this Warrant is exercised in whole or in part by the Holder prior to the pricing of the shares of Common Stock being sold to the public in any initial public offering by the

7

Company of its Common Stock (an “IPO”), solely as to those shares that the Holder is purchasing from the Company by exercising this Warrant during such period, the lowest of (a) eighty (80%) percent of the lowest gross price a share of Common Stock is sold in any Qualified Private Placement; and (b) if in any such Qualified Private Placement, the Company sells and/or issues securities of the Company that are exercisable, exchangeable and/or convertible into Common Stock (“Common Stock Equivalents”), 80% of the lowest (1) gross price that any Common Stock Equivalent is sold at; and (2) the gross price any Common Stock Equivalent is exercisable, convertible and/or exchangeable into a share of Common Stock, or into another Common Stock Equivalent, in both cases in this Section (i)(b)(2) the gross price is as of the closing date of each Qualified Private Placement in which any such Common Stock Equivalent is sold and/or issued  (the lowest of (i)(a) and (b) shall be referred to herein as the “Pre-IPO Exercise Price”), and (ii) if this Warrant is exercised in whole or in part following an IPO, solely as to those shares that the Holder is purchasing from the Company by exercising this Warrant during such period, the lowest of (a) the Pre-IPO Exercise Price, and (b) eighty (80%) percent of the gross price a share of Common Stock is sold to the public in the IPO.  The Exercise Price shall be in all cases further adjusted as provided elsewhere in this Warrant.

“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

2.           Registration of Warrant. The Company on the Closing Date shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder (which shall include the initial Holder or, as the case may be, any registered assignee to which this Warrant is permissibly assigned hereunder) from time to time. The Company may deem and treat the registered Holder as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.  The initial address until changed as provided in this Warrant, shall be the address of the Holder provided in the Credit Agreement.

3.           Transfers. The Company need not register a transfer of this Warrant unless the conditions specified in the legends on the front page hereof are satisfied and the transferee has agreed in writing to be subject to the terms and conditions of this Warrant, including transferee acknowledging in writing that it meets the investor suitability criteria set forth in this Warrant and Exhibit C attached hereto. The registered Holder of this Warrant agrees by his, her or its acceptance hereof, that neither this Warrant nor any Warrant Shares issued upon exercise of this Warrant shall be sold, transferred, assigned, pledged or hypothecated by any Person prior to the Commencement Date. On or after the Commencement Date, transfer of this Warrant may be made, subject to the restrictions on transfer set forth in this Warrant and compliance with all applicable securities laws and the Company shall register the transfer of all or any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment (an “Assignment”) attached as Exhibit A hereto duly completed and signed, to the Company at its address specified in Section 13. No ink original of any Assignment shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Assignment be required. Upon any such registration or transfer, a new warrant to purchase Common Stock in substantially the form of this Warrant (any such new warrant, a “New Warrant”) evidencing the portion of this Warrant so transferred shall be issued to the transferee, and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a Holder of a Warrant.

8

4.           Exercise and Duration of Warrant.

(a)          Subject to Holder executing and complying with Exhibit C and Section 17 below, all or any part of this Warrant shall be exercisable, in whole or in part, by the registered Holder at any time and from time to time on or after the Commencement Date and through and including 5:00 p.m., New York City time, on the Expiration Date. At 5:00 p.m., New York City time, on the Expiration Date, this Warrant shall be terminated and no longer outstanding; provided, however that, notwithstanding the foregoing, without any further action by or on behalf of the Holder, this Warrant shall automatically be deemed to be exercised in full pursuant to the net exercise provisions of Section 10 effective immediately prior to such termination.

(b)          Subject to Holder executing and complying with Exhibit C and Section 17 below, the Holder may exercise this Warrant, not later than 5:00 p.m., New York City time, on any Business Day following the Original Issue Date and prior to the Expiration Date, by delivering to the Company (i) an exercise notice, in the form attached as  Exhibit B  hereto (the “Exercise Notice”), appropriately completed and duly signed, (ii) the Investment Representation Statement in the form attached as Exhibit C hereto, appropriately completed and duly signed,  and (iii) payment of the Exercise Price for the number of Warrant Shares as to which this Warrant is being exercised (which may take the form of a “cashless exercise” if so indicated in the Exercise Notice and if a “cashless exercise” may occur at such time pursuant to Section 10), and the date such items are delivered to the Company (as determined in accordance with the notice provisions hereof) is an “Exercise Date.” If the Exercise Notice is received by the Company after 5:00 p.m., New York City time, on the specified Exercise Date, this Warrant will be deemed to be received and exercised on the Trading Day next succeeding the Exercise Date. The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Execution and delivery of the Exercise Notice shall have the same effect as cancellation of the original Warrant and issuance of a New Warrant evidencing the right to purchase the remaining number of Warrant Shares. No ink original of any Exercise Notice shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Exercise Notice be required.

5.           Delivery of Warrant Shares.

(a)          Subject to Section 11 below, upon exercise of this Warrant, the Company shall promptly (but in no event later than three Trading Days (as defined below) after the Exercise Date) issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate for the Warrant Shares issuable upon such exercise..  The Holder, or any Person permissibly so designated by the Holder to receive Warrant Shares, shall be deemed to have become the holder of record of such Warrant Shares as of the Exercise Date. If the Warrant Shares are eligible to be issued free of all restrictive legends in accordance with applicable state and federal securities laws and the terms and conditions of this Warrant, in lieu of delivering physical certificates representing the Warrant Shares issuable upon exercise, provided the Company’s transfer agent is participating in The Depository Trust Company’s Fast Automated Securities Transfer program, upon the written request of the Holder, the Company shall use its commercially  reasonable efforts to deliver, or cause to be delivered, Warrant Shares hereunder electronically through The Depository Trust Company or another established clearing corporation performing similar functions, if available. “Trading Day” means any day on which the shares of Common Stock are traded on the NASDAQ Stock Market, or, if the NASDAQ Stock Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock are then traded;  provided  that “Trading Day” shall not include any day on which the Common Stock are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock are suspended from trading during the final hour of trading on such exchange or market

9

(or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time).

(b)          If by the close of the third Trading Day after delivery of a properly completed Exercise Notice (and any other documents required pursuant to Section 5(a)), the Company fails to deliver to the Holder the required number of Warrant Shares in the manner required pursuant to Section 5(a), and if on or after the Trading Day immediately following such third Trading Day and prior to the receipt of such Warrant Shares, the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall, within three Trading Days after the Holder’s request and in the Holder’s sole discretion, either (i) pay in cash to the Holder an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such Warrant Shares) shall terminate or (ii) promptly honor its obligation to deliver to the Holder Warrant Shares and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of Warrant Shares, times (B) the Closing Sales Price (as defined below) on the date of receipt of a properly completed Exercise Notice.

(c)          To the extent permitted by law, the Company’s obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares. Nothing herein shall limit the Holder’s right to pursue any other remedies available to the Holder hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver Common Stock upon exercise of this Warrant as required pursuant to the terms hereof.

6.           Charges, Taxes and Expenses.  Issuance and delivery of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder or an affiliate thereof. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

7.           Replacement of Warrant.  If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction (in such case) and, in each case, a customary and reasonable indemnity (which shall not include a surety bond), if requested. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures. If a New Warrant is requested as a result of a mutilation of this Warrant, then the Holder shall deliver such mutilated Warrant to the Company as a condition precedent to the Company’s obligation to issue the New Warrant.

10

8.           Reservation of Warrant Shares.  The Company covenants that it will reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved shares of Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, one hundred percent (100%) of the number of Warrant Shares that are issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of persons other than the Holder (taking into account the adjustments and restrictions of Section 9). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable. The Company will take all such action as may be necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any securities exchange or automated quotation system upon which the Common Stock may be listed.

9.           Certain Adjustments. At such time that the fixed Exercise Price has been established under this Warrant, the Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 9 as follows:.

(a)          Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding after the fixed Exercise Price has been established, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides its outstanding shares of Common Stock into a larger number of shares, or (iii) combines its outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately before such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this Section 9(a) shall become effective immediately after the effective date of such subdivision or combination.

(b)          Pro Rata Distributions.  After the fixed Exercise Price has been established, if the Company, at any time while this Warrant is outstanding, distributes to all holders of Common Stock (i) evidences of its indebtedness, (ii) any security (other than a distribution of Common Stock covered by the preceding paragraph), (iii) rights or warrants to subscribe for or purchase any security, or (iv) any other asset (in each case, “Distributed Property”), then, upon any exercise of this Warrant that occurs after the record date fixed for determination of stockholders entitled to receive such distribution, the Holder shall be entitled to receive, in addition to the Warrant Shares otherwise issuable upon such exercise (if applicable), the Distributed Property that such Holder would have been entitled to receive in respect of such number of Warrant Shares had the Holder been the record holder of such Warrant Shares immediately prior to such record date.

(c)          Fundamental Transactions If, at any time while this Warrant is outstanding (i) the Company effects any merger or consolidation of the Company with or into another Person, in which the Company is not the survivor and the stockholders of the Company immediately prior to such merger or consolidation do not own, directly or indirectly, at least fifty percent (50%) of the voting securities of the surviving entity, (ii) the Company effects any sale of all or substantially all of its assets, or at least a majority of its Common Stock is acquired by a third party, in each case, in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which all or substantially all of the holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common

11

Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Stock covered by Section 9(a)) (in any such case, a “Fundamental Transaction”), then the Holder shall thereafter receive, upon exercise of this Warrant, in lieu of any Warrant Shares, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant without regard to any limitations on exercise contained herein (the “Alternate Consideration”). The Company shall not affect any such Fundamental Transaction unless prior to or simultaneously with the consummation thereof, any successor to the Company, surviving entity or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume the obligation to deliver to the Holder, such Alternate Consideration as, in accordance with the foregoing provisions, the Holder may be entitled to purchase and/or receive (as the case may be), and the other obligations under this Warrant. The provisions of this paragraph (c) shall similarly apply to subsequent transactions analogous to a Fundamental Transaction.

(d)          Number of Warrant Shares.  Simultaneously with any adjustment to the Exercise Price pursuant to paragraph (a) and (e) of this Section, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the increased or decreased number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.

(e)          Calculations.  All calculations under this Section 9 shall be made to the nearest cent or the nearest share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the sale or issuance of any such shares shall be considered an issue or sale of Common Stock.

(f)          Notice of Adjustments.  Upon the occurrence of each adjustment pursuant to this Section 9, the Company at its expense will, at the written request of the Holder, promptly compute such adjustment, in good faith, in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company’s transfer agent.

(g)          Notice of Corporate Events.  If, while this Warrant is outstanding, the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including, without limitation, any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any subsidiary, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then, except if such notice and the contents thereof shall be deemed to constitute material non-public information, the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction at least five Trading Days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction, and the Company will take all steps reasonably necessary in order to ensure that the Holder is given the practical opportunity to exercise this Warrant prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

12

10.          Payment of Exercise Price.  The Holder shall pay the Exercise Price in immediately available funds; provided, however, that the Holder may, in its sole discretion, satisfy its obligation to pay the Exercise Price through a “cashless exercise,” in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

X = Y [(A-B)/A]

where:

X = the number of Warrant Shares to be issued to the Holder.

Y = the total number of Warrant Shares with respect to which this Warrant is being exercised in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

A = the average of the Closing Sale Prices of the shares of Common Stock (as reported by Bloomberg Financial Markets) for the five Trading Days ending on the date immediately preceding the Exercise Date.

B = the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

For purposes of this Warrant, “Closing Sale Price” means, for any security as of any date, the last trade price for such security on the principal trading market of the security, as reported by Bloomberg Financial Markets, or, if the principal trading market of the security begins to operate on an extended hours basis and does not designate the last trade price then the last trade price of such security prior to 4:00 p.m., New York City Time, as reported by Bloomberg, Financial Markets, or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg Financial Markets, or, if no closing bid price is reported for such security by Bloomberg Financial Markets, the average of the bid prices and asked prices of any market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder in good faith. If the Company and the Holder are unable to agree upon the fair market value of such security, then the Company shall, within two business days submit via facsimile (a) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Company and approved by the Holder (which approval shall not be unreasonably withheld, conditioned or delayed) or (b) the disputed arithmetic calculation of the Warrant Shares to the Company’s independent, outside accountant. The Company shall cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten business days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

11.          Beneficial Ownership.

a.              Except as provided elsewhere in this Section 11(a)  the Company shall not affect the exercise of this Warrant and the Holder shall not have the right to (a) exercise this Warrant into Warrant Shares but only to the extent that the number of Warrant Shares to be issued pursuant to such exercise

13

would result, when aggregated with all other shares of Common Stock beneficially owned by such Holder at such time, in such Holder beneficially owning more than 4.99% of all of the Common Stock issued and outstanding at such time (the “4.99% Limitation”); provided, however, that upon the Holder providing the Company with sixty one (61) days prior written notice (the “4.99% Waiver Notice”) that such Holder is waiving this Section with regard to any or all Warrant Shares issuable upon exercise of this Warrant, this Section 11(a) shall be of no force or effect with regard to those Warrant Shares referenced in the 4.99% Waiver Notice.

b.              Except as provided elsewhere in this Section 11(b) the Holder shall not have the right to exercise this Warrant into Warrant Shares but only to the extent that the number of Warrant Shares to be issued pursuant to such exercise would result, when aggregated with all other shares of Common Stock beneficially owned by such Holder at such time, in such Holder beneficially owning in excess of 9.99% of all of the shares of Common Stock issued and outstanding at such time (the “9.99% Limitation”); provided, however, that upon the Holder providing the Company with sixty one (61) days prior written notice (the “9.99% Waiver Notice”) that the Holder is waiving this Section 11(b) with regard to any or all Warrant Shares issuable upon exercise of this Warrant, this Section 11(b) shall be of no force or effect with regard to those Common Stock referenced in the 9.99% Waiver Notice.

c.               For purposes of this Section 11, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act taking into account the 4.99% Limitation and the 9.99% Limitation, as the case may be, and analogous provisions in and/or relevant to any other securities of the Company beneficially owned by the Holder. For purposes of this Warrant, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in the most recent of (i) the Company’s most recent Form 10-K, Form 10-Q, Current Report on Form 8-K or other public filing with the Securities and Exchange Commission, as the case may be, (ii) a more recent public announcement by the Company or (iii) any other notice by the Company or the transfer agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of the Holder, the Company shall within  two (2) business day confirm to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. For purposes of this Warrant, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

12.          No Fractional Shares. No fractional Warrant Shares will be issued in connection with any exercise of this Warrant. In lieu of any fractional shares which would, otherwise be issuable, the number of Warrant Shares to be issued shall be rounded down to the next whole number and the Company shall pay the Holder in cash the fair market value (based on the Closing Sale Price) for any such fractional shares.

13.          Notices.  All notices, requests, consents and other communications under this Warrant shall be in writing and shall be deemed to have been duly made when hand delivered, or mailed by express mail or private courier service: (i) if to the registered Holder of this Warrant, to the address of such Holder as shown on the Warrant Register, or (ii) if to the Company to the following address or to such other address as the Company may designate by notice to the Holder(s):

Jaguar Animal Health, Inc.

Attn: CFO

185 Berry Street — Suite 1300

14

San Francisco, CA 94107

14.          Warrant Agent. The Company shall initially serve as warrant agent under this Warrant. Upon thirty days’ notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any entity resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or stockholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register.

15.                                          Restrictive Legends.

a.              The Warrant Shares issuable upon exercise of this Warrant (unless registered under the Securities Act of 1933, as amended (the “Securities Act”)) or eligible to be issued free of all restrictive legends in accordance with applicable state and federal securities laws and the terms and conditions of this Warrant, shall be stamped or imprinted with legends in substantially the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT AND THE OFFER AND SALE OF SUCH SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS.  SUCH SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH SALE, OFFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT AND OF ANY APPLICABLE STATE SECURITIES LAWS.  COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER FOR A PERIOD OF TIME FROM THE EFFECTIVE DATE OF THE CORPORATION’S FIRST UNDERWRITTEN PUBLIC OFFERING AS MORE FULLY PROVIDED IN THE WARRANT TO WHICH THESE SECURITIES WERE ISSUED.

b.   The Company need not register a transfer of Warrant Shares bearing the restrictive legends set forth in this Section 15, unless the conditions specified in such legends are satisfied.  The Company may also instruct its transfer agent not to register the transfer of the Warrant Shares, unless all of the conditions specified in the legends set forth in this Section 15 are satisfied.

16.                               Market Standoff.  In connection with the IPO, and upon request of the Company or the underwriters managing such offering of the Company’s securities, Holder (and any assignee)  hereby agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed

15

180 days) from the effective date of such registration as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the Company’s initial public offering.  In addition, upon request of the Company or the underwriters managing a public offering of the Company’s securities (other than the initial public offering), Holder hereby agrees to be bound by similar restrictions, and to sign a similar agreement, in connection with no more than one additional registration statement filed within 12 months after the closing date of the initial public offering, provided that the duration of the lock-up period with respect to such additional registration shall not exceed 90 days from the effective date of such additional registration statement.  Notwithstanding the foregoing, if during the last 17 days of the restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or prior to the expiration of the restricted period the Company announces that it will release earnings results during the 16-day period beginning on the last day of the restricted period, then, upon the request of the managing underwriter, to the extent required by any FINRA rules, the restrictions imposed by this subsection shall continue to apply until the end of the third trading day following the expiration of the 15-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.  In no event will the restricted period extend beyond 216 days after the effective date of the registration statement and in no event shall Holders lock-up period as provided herein be any longer than the shortest lock-up period agreed to by any other holder of Company securities.  Except for compliance by Holder with respect to the first sentence of this Section 16 in connection with the IPO, whereby all officers, directors and holders of 1% or more of the issued and outstanding Common Stock likewise enter into identical agreements reflecting the provisions in such first sentence, notwithstanding anything to the contrary, provided herein, or elsewhere, this Section 16 shall only apply to the Warrant Shares if all other warrants and options of the Company whether currently outstanding or issued in the future either (x) contain the same provisions as set forth in this Section 16, and all officers, directors and holders of 1% or more of the issued and outstanding Common Stock and their affiliates (the “Lock-Up Persons”) enter into identical provisions as to this Section 16 with respect to all shares of Common Stock owned beneficially and/or of record by all such persons and (y) the Lock-Up Persons enter into identical restrictions with respect to all shares of Common Stock owned beneficially and/or of record by all such Lock-Up Persons. In the event any and all of the Lock-Up Persons enter into such agreements or have identical provisions in their warrants and/or options, but any of such Lock-Up Persons are released in whole or in part from such agreement and/or provisions, then the provisions of this Section 16 shall be automatically terminated and null and void.

17.                               Holder Representations & Warranties.  Holder hereby represents and warrants to the Company as follows:

a.              Holder understands that no public market currently exists for the Warrant or Warrant Shares (collectively, the “Securities”) and that there are no assurances that any such market will be created.

b.              Holder specifically acknowledges and understands that certificates representing the Securities will bear substantially all of the legends set forth in this Warrant, in addition to any other legends required by this Warrant or otherwise.

c.               Holder has full power and authority to deliver these representations and warranties in relation to the Holder’s purchase of the Securities.

d.              Holder is an “accredited” investor as that term is defined under Regulation D promulgated under the Securities Act of 1933, as amended, and neither Holder nor any person or entity with whom Holder shares beneficial ownership of the Company’s securities, is subject to any of the “Bad Actor” disqualifications described in Rule

16

506(d)(1)(i) to (viii) under the Securities Act.

e.               Holder acknowledges that the Company and is entitled to rely on the truth and accuracy of the foregoing representations and warranties and that the foregoing representations and warranties will survive Holder’s admission as a Holder of the Company.

f.                Holder represents and warrants that the above acknowledgements, representations and agreements are true and accurate as of the date hereof.  Holder also agrees to inform the Company should any of the information contained in these representations and warranties cease to be true and/or accurate.  Holder acknowledges that in the event it does not inform the Company of any change to the information contained in these representations and warranties, the Company and its respective professional advisers will be entitled to continue to rely on the truth and accuracy of the foregoing representations and warranties until and including the date the Holder purchases the Securities.

18.          Miscellaneous.

(a)          No Rights as a Stockholder. The Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, amalgamation, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 18(a), the Company shall provide the Holder with copies of the same notices and other information given to the stockholders of the Company, contemporaneously with the giving thereof to the stockholders.

(b)          Successors and Assigns.  Subject to compliance with applicable securities laws and the terms of this Warrant, this Warrant may be assigned by the Holder. This Warrant may not be assigned by the Company except to a successor in interest and/or as otherwise required as a result of a Fundamental Transaction). This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant. Any attempted assignment in violation of this Section 18(b) shall be null and void.

(c)          Amendment and Waiver.  The Warrants, including this Warrant, may be amended, modified or supplemented, and waiver or consents to departures from the provisions of the Warrants may be given, if the Company and the holders of outstanding Warrants representing at least a majority of the shares of Common Stock purchasable under the outstanding Warrants consent to such amendment, modification, supplement, waiver or consent. Such consent may be effected by any available legal means, including without limitation at a special or regular meeting, by written consent or otherwise.

(d)          Non-circumvention.  The Company hereby covenants and agrees that the Company will not, by amendment of its corporate charter, bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities or any

17

other voluntary action, seek to avoid the observance or performance of any of the terms of this Warrant and will at all times in good faith carry out all the provisions of this Warrant. Without limiting the generality of the foregoing, the Company shall not increase the par value of any shares of Common Stock receivable upon exercise of this Warrant above the Exercise Price then in effect.

(e)          Governing Law; Jurisdiction.   This Warrant shall be governed by and construed solely and exclusively in accordance with the internal laws of the State of New York without regard to the conflicts of laws principles thereof. The parties hereto hereby expressly and irrevocably agree that any suit or proceeding arising directly and/or indirectly pursuant to or under this Warrant shall be brought solely in a federal or state court located in the City, County and State of New York. By its execution hereof, the parties hereby covenant and irrevocably submit to the in personam jurisdiction of the federal and state courts located in the City, County and State of New York and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in New York City. The parties hereto expressly and irrevocably waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto. In the event of any such action or proceeding, the party prevailing therein shall be entitled to payment from the other party hereto of all of its reasonable counsel fees and disbursements.

(f)          Headings.  The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(g)          Severability.  In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby, and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

[Signature page follows]

18

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

JAGUAR ANIMAL HEALTH, INC.

By:
	Name:	Lisa A. Conte
	Title:	President and Chief Executive Officer

ACCEPTED AND AGREED TO BY THE HOLDER

[ ]

By:
Its:

(Signature Page to Exchange Warrant to Purchase Common Stock)

EXHIBIT A

Form of Assignment [SUBJECT TO EXHIBIT C]

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:

(Please Print)

Address:
(Please Print)

Dated: ,

Holder’s Signature:

Holder’s Address:

20

EXHIBIT B

Form of Exercise Notice

(To be executed by the Holder to purchase shares of Common Stock under the foregoing Warrant)

Ladies and Gentlemen:

(1)                                 The undersigned is the Holder of Warrant No.                      (the “Warrant”) issued by Jaguar Animal Health, Inc., a Delaware corporation (the “Company”). Capitalized terms used herein and not otherwise defined herein have the respective meanings set forth in the Warrant.

(2)                                 The undersigned hereby exercises its right to purchase                      Warrant Shares pursuant to the Warrant.

(3)                                 The Holder shall pay the sum of $               in immediately available funds to the Company in accordance with the terms of the Warrant.

(5)                                 Pursuant to this Exercise Notice, the Company shall deliver to the Holder                            Warrant Shares in accordance with the terms of the Warrant and, after delivery of such Warrant Shares,                            Warrant Shares remain subject to the Warrant.

The undersigned hereby represents and warrants that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale, in connection with the distribution thereof, and that the undersigned has no present intention of distributing or reselling such shares.  In support thereof, the undersigned agrees to execute an Investment Representation Statement in a form substantially similar to the form attached to the Warrant as Exhibit C.

The undersigned hereby agrees that it shall not sell, offer, pledge, contract to sell, grant any option or contract to purchase, purchase any option or contract to sell, grant any right or warrant to purchase, lend or otherwise transfer or encumber, directly or indirectly, any securities of the Company as set forth in the Warrant.

Dated:

Name of
Holder:

By:

Name:

Title:

(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

21

EXHIBIT C

INVESTMENT REPRESENTATION STATEMENT

PURCHASER	:

COMPANY	:	JAGUAR ANIMAL HEALTH, INC.

SECURITY	:	COMMON STOCK ISSUED UPON EXERCISE OF THE WARRANT ISSUED ON [DECEMBER 3], 2014

AMOUNT	:	SHARES

DATE	:	, 20

In connection with the purchase of the above referenced shares (the “Securities”), the undersigned represents to the Company the following:

The undersigned is aware of the Company’s business affairs and financial condition, and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities.  The undersigned is purchasing these Securities for its own account for investment purposes only and not with a view to, or for the resale in connection with, any “distribution” thereof for purposes of the Securities Act of 1933, as amended (the “Securities Act”).

The undersigned understands that the offer and sale of the Securities have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the undersigned’s investment intent as expressed herein.  In this connection, the undersigned understands that, in the view of the Securities and Exchange Commission (the “SEC”), the statutory basis for such exemption may be unavailable if this representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future.

The undersigned further understands that the Securities must be held indefinitely unless the offer and sale of the Securities are subsequently registered under the Securities Act or unless an exemption from registration is otherwise available.  Moreover, the undersigned understands that the Company is under no obligation to register the offer and sale of the Securities.  In addition, the undersigned understands that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless the offer and sale of the Securities are registered or such registration is not required in the opinion of counsel for the Company.

The undersigned is familiar with the provisions of Rule 144, promulgated pursuant to the Securities Act, which, in substance, permits limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions.

The Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires, among other things, the existence of a public market for the Securities, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sales being effected through a “broker’s transaction” or in transactions directly with a “market maker” and the number of Securities

22

being sold during any three-month period not exceeding specified limitations.

The undersigned further understands that in the event that all of the applicable requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

The undersigned hereby ratifies and confirms all of the original Holder’s representations and warranties set forth in Section 17 of the Warrant, including but not limited to that the undersigned is an “Accredited Investor” as set forth in the Warrant and is not a “Bad Actor”  as set forth in the Warrant and if the undersigned is not a United States person as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the “Code”)), Holder hereby represents that Holder has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of the Warrant, including (i) the legal requirements within its jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any government or other consents that may need to be obtained in connection with such purchase, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Securities.  Holder’s purchase and payment for and continued beneficial ownership of the Warrant Stock will not violate any applicable securities or other laws of Holder’s jurisdiction. Holder acknowledges that no representations or warranties, oral or written, have been made by the Company or any agent thereof in connection with Holder’s exercise of this Warrant.

(Signature)

Date:

23